AGREEMENT OF SALE AND PURCHASE

BETWEEN
HINES GLOBAL REIT 550 TERRY FRANCOIS LP,
a Delaware limited partnership

as Seller
AND

THE SOBRATO ORGANIZATION, LLC,
a California limited liability company

as Purchaser

pertaining to

550 Terry Francois Boulevard, San Francisco, CA
EXECUTED EFFECTIVE AS OF

November 15, 2018

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of November 15, 2018 (the “Effective Date”), by and between HINES GLOBAL REIT 550 TERRY FRANCOIS LP, a Delaware limited partnership (“Seller”), and THE SOBRATO ORGANIZATION, LLC, a California limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Association Estoppel” has the meaning ascribed to such term in Section 7.4(a).
“Acceptable Estoppel Certificate” has the meaning ascribed to such term in Section 7.2.
“Additional REA and CCR Estoppels” has the meaning ascribed to such term in Section 7.4(b).
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Agreement Regarding Successor Project Labor Agreement” means the Agreement Regarding Successor Project Labor Agreement dated as of November 10, 2005 between Mission Bay S26a/S28, LLC and Catellus Operating Limited Partnership, on the one hand, and GLL Terry Francois Blvd., LLC, on the other.
“Approval Notice” has the meaning ascribed to such term in Section 5.4.
“Arbiter” has the meaning ascribed to such term in Section 10.9(d).
“Assignment Agreement” means an Assignment, Assumption and Release Agreement in substantially the form attached hereto as Exhibit M-1 (subject to such modifications as may be reasonably requested by the Redevelopment Agency, including, without limitation, that Paragraphs 9.13 and 9.14 thereof be deleted).
“Assignment and Assumption of Successor Project Labor Agreement” means an Assignment and Assumption of Successor Project Labor Agreement in substantially the form attached hereto as Exhibit M-2 attached hereto.
“Assignment and Assumption of Tax Payment Agreement” means an Assignment and Assumption of Tax Payment Agreement in substantially the form attached hereto as Exhibit M-3 attached hereto.
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Purchaser, Seller, the Real Property, the Improvements, or any portion thereof, including, without limitation, the California Regional Water Quality Control Board.
“Authorized Qualifications” has the meaning ascribed to such term in Section 10.8.
“Base Year Value” has the meaning ascribed to such term in Section 17.27.
“Block 26/27 Owner” has the meaning ascribed to such term in Section 17.26.
“Blocked Person” has the meaning ascribed to such term in Section 7.3.
“Broker” has the meaning ascribed to such term in Section 11.1.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Houston, Texas or San Francisco, California. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date shall be, or the period shall end on, the next Business Day.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
“Certifying Party” has the meaning ascribed to such term in Section 4.6.
“CFD Assessments” means the special taxes levied or to be levied on the Property and other property in the Mission Bay Development Area in accordance with the terms and conditions of the “Rate and Method of Apportionment of Special Tax” applicable to the CFDs.
“CFDs” means, collectively, Redevelopment Agency of the City and County of San Francisco Community Facilities District No. 5 (Mission Bay Maintenance District) (the “Maintenance CFD”), Redevelopment Agency of the City and County of San Francisco Community Facilities District No. 6 (Mission Bay South Public Improvements) (the “Infrastructure CFD”), each established under the Mission Bay South Financing Plan (which is annexed to the South OPA as Attachment E), and San Francisco Community Facilities District 90-1 (Public School Facilities) (the “Public School CFD”).
“Claim Dispute” has the meaning ascribed to such term in Section 10.9(b).
“Claims” has the meaning ascribed to such term in Section 5.6(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing occurs, which date shall be (i) January 10, 2019, if GAP has not issued a Preliminary Interest Notice, (ii) January 23, 2019, if GAP has issued a Preliminary Interest Notice, but not an Election Notice, (iii) January 10, 2019, if GAP has issued a Preliminary Interest Notice but executes a GAP Waiver prior to January 10, 2019, or (iv) if GAP has issued a Preliminary Interest Notice and an Election Notice, but GAP defaults in its obligation to purchase the Property and fails to purchase the Property in accordance with the Third Amendment, then on the date thirty (30) days after the date GAP failed to close on the acquisition of the Property, or such earlier or later date to which Purchaser and Seller may hereafter agree in writing. Purchaser shall have no right to extend the Closing Date, except to the extent expressly provided for in this Agreement.
“Closing Documents” has the meaning ascribed to such term in Section 16.1.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 3.3, 4.5, 4.7, 5.2(b), 5.2(d), 5.3, 5.5, 5.6, 7.3, 8.1 (subject to Section 16.1), 8.2 (subject to the limitations therein), 10.4 (subject to the limitations therein), 10.4, 10.6, 10.7, 10.9, 11.1, 12.1 (subject to the limitations therein), 13.3, 15.1, 16.1, 17.2, 17.7, 17.8, 17.10, 17.11, 17.14, 17.15, 17.16, 17.17, 17.20, 17.21, 17.23, 17.24, 17.25, 17.27, 17.28, 17.29, 17.30, 17.31, 17.32, 17.33.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Contingency Date” means November 21, 2018.
“Current Tax Period” means the fiscal year of the applicable taxing authority during which the Closing occurs.
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Deposit Time” means 12:01 p.m. Pacific Time on the Business Day one day prior to the Closing Date.

“Development Entitlements” means those documents and materials governing development of the Property listed on Exhibit N attached hereto.
“Diversity Program” has the meaning set forth in Section 17.31.
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Due Diligence Items” has the meaning ascribed to such term in Section 5.4.
“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Environmental Covenant” means the Covenant and Environmental Restriction on property affecting the Property, dated February 23, 2000, and recorded in the Official Records as Document No. 2000-G748552-00, Reel H 598, Image 172.
“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to the Risk Management Plan, the Environmental Covenant, CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code § 25249.5 et seq.), the California Toxic Mold Protection Act (California Health and Safety Code §  26100 et seq.), the Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.), the Hazardous Waste Control Law (California Health and Safety Code Section 25100 et seq.), the Medical Waste Management Act (California Health and Safety Code Section 25015 et seq.), and the Porter Cologne Water Quality Control Act (California Water Code Section 13000 et seq.), and any and all other comparable state and local equivalents.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Agent” means First American Title Insurance Company.
“Escrow Funds” has the meaning ascribed to such term in Section 10.9(c).

“Escrow Instructions” has the meaning ascribed to such term in Section 4.3.
“Executive Order” has the meaning ascribed to such term in Section 7.3.
“Final Damage” has the meaning ascribed to such term in Section 10.9(d).
“Final Proration Date” has the meaning ascribed to such term in Section 10.4(a).
“Form 593” has the meaning ascribed to such term in Section 10.3(k).
“GAP” has the meaning ascribed to such term in Section 7.1(d).
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).
“Gap Waiver” has the meaning ascribed to such term in Section 7.1(d).
“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or Seller’s use and operation of the Real Property or the Improvements or any portion thereof.
“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.
“Immaterial Events” has the meaning ascribed to such term in Section 10.8.
“Improvements” means all buildings, structures, fixtures, parking areas and improvements owned by Seller and located on the Real Property.
“Independent Consideration” has the meaning ascribed to such term in Section 4.2.
“Inspection Agreement” means that certain Inspection Agreement and Confidentiality Agreement, executed prior to the date hereof by Seller and Purchaser.
“Intangible Personal Property” means to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained and Seller shall use commercially reasonable efforts to obtain any required consents or approvals), all of Seller’s right, title, and interest in all trade names, trademarks, logos, and service marks (in each case, if any) utilized solely by Seller or which Seller has a right to utilize in connection with the operation of the Real Property and Improvements thereon (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), Seller, its Affiliates, the property manager and Tenants), provided however, that the foregoing definition shall specifically exclude all Reserved Company Assets.
“Interim Period” means the time between the date of this Agreement and the earlier to occur of the Closing Date and the date, if any, as of which this Agreement is terminated.
“Leasing Costs” means, with respect to any particular Tenant Lease at the Property, all leasing commissions, brokerage commissions, tenant improvement allowances, rent abatements, free rent and similar inducements, capital costs and expenses incurred for capital improvements to satisfy the initial construction obligations under such Tenant Lease, legal and other professional fees, payments made for the purposes of satisfying or buying out the obligations of a Tenant under such Tenant Lease to the landlord of another lease, relocation costs and all other expenditures, in each case, to the extent that the landlord under such Tenant Lease is responsible for the payment of such cost or expense.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means all of Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (and Seller shall use commercially reasonable efforts to obtain any required consents), in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements thereon, together with all renewals and modifications thereof.
“Major Tenant” has the meaning ascribed to such term in Section 7.2.
“Master Commercial Declaration” means the Master Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Mission Bay Commercial recorded in the Official Records on January 16, 2001 as Document No. 2001 G889923-00 at Reel H804, Image 0058, as the same has been or may hereafter be amended.
“Material Breach” has the meaning ascribed to such term in Section 10.9(a).
“Material Breach Credit” has the meaning ascribed to such term in Section 10.9(b).
“Material Title Matters” means a new title objection discovered pursuant to Section 6.2(b) that creates loss, damage, or liability in excess of $250,000.
“Master Developer” means FOCIL-MB, LLC and its successors and assigns in its capacity as master developer under the South OPA.
“MBCMC” has the meaning set forth in Section 17.24.

“Mission Bay Development Area” means that certain real property located in the City and County of San Francisco and generally bounded by Townsend Street, Third Street, relocated Terry Francois Boulevard, Mariposa Street and Seventh Street.
“Mission Bay South Redevelopment Project Area” means the area located in the City and County of San Francisco that is the subject of the South OPA.
“Must-Cure Matters” has the meaning ascribed to such term in Section 6.2(c).
“Natural Hazard Expert” has the meaning ascribed to such term in Section 5.6(f).
“Natural Hazard Matters” has the meaning ascribed to such term in Section 5.6(f).
“New Exception” has the meaning ascribed to such term in Section 6.2(b).
“New Tenant Costs” has the meaning ascribed to such term in Section 10.4(e).
“Non-Foreign Entity Certification” has the meaning ascribed to such term in Section 10.3(e).
“OFAC” has the meaning ascribed to such term in Section 7.3.
“Official Records” means the official records of San Francisco County, California.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).
“Other Party” has the meaning ascribed to such term in Section 4.6.
“Parking Structure” has the meaning ascribed to such term in Section 17.26.
“Parking Structure Easement Agreement” has the meaning ascribed to such term in Section 17.26.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Personal Property” means all of Seller’s right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements, but specifically excluding (i) any items of personal property owned by Tenants of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, (iii) any items of personal property owned or leased by Seller’s property manager, and (iv) all other Reserved Company Assets.
“PILOT Agreement” has the meaning set forth in Section 17.27.

“Property” has the meaning ascribed to such term in Section 2.1.
“Property Approval Period” shall have the meaning ascribed to such term in Section 5.4.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“PTR” has the meaning ascribed to such term in Section 6.2(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Purchaser Leasing Costs” has the meaning ascribed to such term in Section 10.4(e).
“Purchaser Persons” has the meaning ascribed to such term in Section 8.2(e).
“Purchaser’s Claimed Damage” has the meaning ascribed to such term in Section 10.9(d).
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
“REA Notice Letters” has the meaning ascribed to such term in Section 10.7(b).
“Real Property” means those certain parcels of or interests in the real property located at 550 Terry Francois Boulevard, San Francisco, California and commonly known as 550 Terry Francois, as more particularly described on Exhibit A attached hereto, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the streets, alleys and rights-of-way which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.
“Redevelopment Agency” means the Redevelopment Agency of the City and County of San Francisco.
“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.10(a).
“Representative” means, with respect to any person, such person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.

“Reserved Company Assets” means the following assets of Seller as of the Closing Date: all cash, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations and obligations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing, any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “Hines” or “Hines Interests Limited Partnership”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Authority or other third party with respect to any improvement, subdivision or development obligations concerning the Property or any other real property owned by Seller, and any other intangible property that is not used exclusively in connection with the Property.
“Risk Management Plan” and “RMP” mean the Risk Management Plan for the Mission Bay Development Area, as more particularly described on Exhibit N attached hereto, as the same may have been or hereafter be amended.
“Sale” has the meaning ascribed to such term in Section 2.1.
“SEC” has the meaning ascribed to such term in Section 12.1.
“Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Seller Leasing Costs” has the meaning ascribed to such term in Section 10.4(e).
“Seller Persons” has the meaning ascribed to such term in Section 8.1(k).
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).
“Seller’s Claimed Damage” has the meaning ascribed to such term in Section 10.9(d).
“Seller’s Response” has the meaning ascribed to such term in Section 6.2(a).
“Service Contracts” means all of Seller’s right, title and interest in service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating to the Property and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on Exhibit B attached hereto, together with all commission agreements listed on Exhibit D attached hereto, and together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e).
“Significant Portion” means damage by fire or other casualty (or loss of value due to condemnation or eminent domain proceedings) to the Property or a portion thereof requiring repair costs (or resulting in a loss of value) in excess of an amount equal to fifteen percent (15%) of the Purchase Price, as such repair costs or loss of value calculation is reasonably estimated by Seller in accordance with the terms of Section 9.2.
“South OPA” means the Mission Bay South Owner Participation Agreement listed on Exhibit N attached hereto.
“Survey” has the meaning ascribed to such term in Section 6.1.
“Survival Period” means the date that is six (6) months after the Closing Date.
“Taking Notice” has the meaning ascribed to such term in Section 9.3.
“Tax Allocation Debt Promissory Note” means a Tax Allocation Debt Promissory Note in substantially the form attached hereto as Exhibit M-4.
“Tax Payment Agreement” means that certain Tax Payment Agreement dated as of November 10, 2005 between FOCIL-MB, LLC and 550 Terry Francois Blvd., L.L.C., and recorded in the Official Records on November 14, 2005 as Instrument No. 2005I070743.
“Tenant Deposits” means all security deposits, paid or deposited by the Tenants of the Property to Seller, as landlord, or any other person on Seller’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the Tenants). “Tenant Deposits” shall also include all non-cash security deposits, such as letters of credit.
“Tenant Leases” means the following pertaining to the Improvements at the Property: (i) any and all written leases, rental agreements, occupancy agreements and license agreements (and any and all written renewals, amendments, modifications and supplements thereto) entered into on or prior to the Effective Date, to the extent identified on Exhibit F hereto, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements entered into after the Effective Date, and (iii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date, and, as to (ii) and (iii) only, to the extent approved by Purchaser pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7.

“Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.
“Termination Notice” has the meaning ascribed to such term in Section 6.2(a).
“Termination Nullification Notice” has the meaning ascribed to such term in Section 10.9(b).
“Termination Nullification Period” has the meaning ascribed to such term in Section 10.9(b).
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 7.3, 10.6(d), 11.1, 12.1, 16.1, Article XIII and Article XVII.
“Title Company” means (i) Commonwealth Land Title Insurance Company, National Commercial Services (“Commonwealth”), at its offices located at 2398 E. Camelback Road, Suite 230, Phoenix, Arizona 85016, Attn: Michael Zotika, Assistant Vice President/Sr. National Commercial Escrow Officer, Telephone No. (602) 287-3563, Facsimile No.: (602) 263-0433, Email: mzotika@cltic.com, as the Title Insurer; and First American Title Insurance Company, National Commercial Services (“First American”), at its office located at 1737 N. First Street, Suite 500, San Jose, California, Attn: Kiley Demaree, Telephone No.: (408) 487‑5027, Facsimile No.: (714) 361‑3644), Email: kdemaree@firstam.com, as the Escrow Agent. First American will act as Escrow Agent, hold the Earnest Money Deposit, and administer the Closing. Commonwealth will act as the Title Insurer, perform all of the underwriting work, and issue the Title Policy. References to “Title Company” in this Agreement shall mean either First American, as Escrow Agent, or Commonwealth, as Title Insurer, as the context may require. Commonwealth will receive 100% of the title insurance premiums.
“Title Insurer” means Commonweal Land Title Insurance Company.
“Title Notice” has the meaning ascribed to such term in Section 6.2(a).
“Title Notice Date” has the meaning ascribed to such term in Section 6.2(a).
“Title Policy” has the meaning ascribed to such term in Section 6.3.
“TMA” has the meaning set forth in Section 17.24.
“To Seller’s Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Josh Gravenor and Chris Trotier, without any independent investigation or inquiry whatsoever. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individuals shall not be deemed to be parties to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals, some of which are not employees of Seller, but are employees of the third-party manager for the Property).
“Transfer” means to sell, assign, convey, lease, sublease, mortgage, hypothecate or otherwise alienate.
“Transferee” means any natural person, corporation, firm, partnership, limited liability company, association, joint venture, governmental or political subdivision or agency or any similar entity to whom a Transfer is made.
Section 1.2    References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
Section 2.1    Agreement. Subject to Section 10.8(e) and Section 10.10(c), Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of Seller’s right, title, and interest in and to the Real Property, together with all of Seller’s right, title and interest in and to each of the following attributable the Real Property: (a) the Improvements; (b) the Personal Property; (c) the Tenant Leases in effect on the Closing Date; (d) subject to Section 7.1(e), the Service Contracts in effect on the Closing Date, (e) the Licenses and Permits; and (f) the Intangible Personal Property, in each of the cases of (e) and (f) to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained (and Seller shall use commercially reasonable efforts to obtain any required consents or approvals) (the foregoing sale and purchase being defined herein as the “Sale”). The Real Property, together with the Improvements, the Personal Property, the Tenant Leases, the non-cash Tenant Deposits, the Service Contracts, the Licenses and Permits and the Intangible Personal Property relating thereto, are hereinafter collectively, the “Property”.
Section 2.2    Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
ARTICLE III
CONSIDERATION

Section 3.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) is Three Hundred Forty-Two Million Five Hundred Thousand Dollars ($342,500,000.00) in the aggregate in lawful currency of the United States of America, payable as provided in Section 3.4.
Section 3.2    Withholding. Purchaser shall be entitled to deduct and withhold any amounts from the consideration otherwise payable pursuant to this Agreement that are required to be withheld with respect to the making of any such payment under the Code, or any applicable provision of state, local or foreign tax law. To the extent that such amounts are so withheld and paid over to the proper Authority by Purchaser, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.
Section 3.3    Assumption of Obligations. As additional consideration for the purchase and sale of the Property, effective as of the Closing Date, Purchaser will be deemed to have, and by virtue of closing the purchase of the Property, Purchaser shall have assumed and agreed to perform or pay, as applicable, (i) all of the covenants and obligations of Seller or Seller’s predecessors in title in the Tenant Leases, Service Contracts, Licenses and Permits, Personal Property, and Intangible Personal Property assigned to Purchaser and which are to be performed on or subsequent to the Closing Date, and (ii) the Leasing Costs, if any, for which Purchaser is responsible under Section 10.4(e).
Section 3.4    Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4, and any credit for the Earnest Money Deposit being applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 1:00 p.m. Pacific time on the Closing Date: (a) Purchaser will cause the Title Company to (i) pay to Seller by Federal Reserve wire transfer of immediately available federal funds to an account to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4) less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.
ARTICLE IV
EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
Section 4.1    Earnest Money Deposit. Within one (1) Business Day after the Effective Date, Purchaser shall deposit with the Title Company, in immediately available federal funds, the sum of Twenty-Five Million Dollars ($25,000,000.00) (the “Earnest Money Deposit”), which will be held in escrow by the Title Company pursuant to this Agreement. If Purchaser fails to deposit the Earnest Money Deposit within the time period described above, this Agreement shall automatically terminate.

Section 4.2    Independent Consideration. Upon the execution hereof, Purchaser shall pay to Seller One Hundred Dollars ($100) as independent consideration (the “Independent Consideration”) for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement. Notwithstanding anything to the contrary contained herein (including any reference to the return of the Earnest Money Deposit to Purchaser), Seller shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Closing. Purchaser and Seller hereby acknowledge and agree that the Independent Consideration constitutes adequate and sufficient consideration for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement, and that the loss of Purchaser’s ability to use the funds constituting the Earnest Money Deposit as provided in this Agreement constitutes further consideration therefor.
Section 4.3    Escrow Instructions. This Article IV constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
Section 4.4    Documents Deposited into Escrow. On or before the Deposit Time, (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.4, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2, and (c) Seller will deliver in escrow to the Title Company the documents described and provided for in Section 10.3.
Section 4.5    Closing. When Purchaser and Seller have delivered the documents required by Section 4.4, the Title Company will:
(a)    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Code and Section 4.10;
(b)    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;
(c)    Disburse, by wire transfer, to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, consisting of the Purchase Price as adjusted in accordance with the provisions of this Agreement;

(d)    Deliver to Purchaser the Deed and any other Closing Documents to be recorded in the Official Records by agreeing to cause the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Closing Documents for delivery to Purchaser and to Seller following recording;
(e)    Issue to Purchaser the Title Policy required by Section 6.3;
(f)    Deliver to Seller, in addition to Seller’s Closing proceeds, all Closing Documents deposited with the Title Company for delivery to Seller at the Closing; and
(g)    Deliver to Purchaser, in addition to any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement, all Closing Documents deposited with the Title Company for delivery to Purchaser at the Closing.
Section 4.6    Termination Notices. If at any time prior to the expiration of the Property Approval Period, the Title Company receives a notice from Purchaser that Purchaser has exercised its termination right under Section 5.4, or if Purchaser does not timely deliver its Approval Notice under Section 5.4, the Title Company, within three (3) Business Days after the receipt of such notice or after the Contingency Date, as applicable, will deliver the Earnest Money Deposit to Purchaser without any notice to, or consent of, Seller being required. If at any time, except as provided in the preceding sentence, the Title Company receives a certificate of either Seller or of Purchaser (for purposes of this Section 4.6, the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.6, the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, the Title Company shall notify the Other Party in writing of the Title Company’s receipt of such certificate. Unless the Title Company has then previously received, or receives within three (3) Business Days after such written notification to the Other Party of the Title Company’s receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing three (3) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within three (3) Business Days following such written notification to the Other Party of the Title Company’s receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.7.
Section 4.7    Joint Indemnification of Title Company; Conflicting Demands on Title Company. If this Agreement or any matter relating hereto (other than the PTR or the Title Policy) becomes the subject of any litigation or controversy, Purchaser and Seller jointly and severally will hold the Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of the Title Company’s gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon the Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller

expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.
Section 4.8    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.
Section 4.9    Investment of Earnest Money Deposit. The Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank mutually acceptable to Seller, Purchaser and the Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
Section 4.10    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)    The Title Company (for purposes of this Section 4.10, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)    Seller and Purchaser each hereby agree:
(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)    The addresses for Seller and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
ARTICLE V
INSPECTION OF PROPERTY
Section 5.1    Entry and Inspection.
(a)    Through the earlier of termination of this Agreement or the Closing, Purchaser and its agents, representatives, contractors and consultants shall have the right to inspect and investigate the Property and conduct such tests, evaluations and assessments of the Property as Purchaser deems reasonably necessary, appropriate or prudent in connection with Purchaser’s acquisition of the Property and the consummation of the transaction contemplated by this Agreement; provided, however, that no invasive testing or sampling shall be conducted by Purchaser or any Licensee Party upon the Real Property or Improvements without Seller’s prior written consent, which consent may be withheld, delayed or conditioned in Seller’s sole and absolute discretion. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property and Improvements at all reasonable times, during normal business hours, to perform inspections of the Property and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to communicate with Tenants unless interviews and communications are coordinated through Seller, Seller shall have the right to participate in any such communications, and Purchaser shall comply with the notice requirements of the applicable Tenant Lease. Purchaser will provide to Seller written notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller’s option, Seller may be present for any such entry, inspection and communication with any Tenants and service providers with respect to the Property. Purchaser shall have the right to conduct a Phase I Environmental Assessment to the extent the same is to be completed by a reputable, bonded and insured consultant licensed in the state in which the Property is located carrying the insurance required under Section 5.3 below. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken. If Purchaser or any Licensee Party takes any sample from the Real Property in connection with any testing, Purchaser shall, upon the request of Seller, provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing.
(b)    Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement (so long as such communications can be conducted without disclosing that a sale of the Property is contemplated); provided, however, Purchaser, except with respect to routine requests for information and associated follow-up communication, shall provide Seller at least twenty-four (24) hours prior written notice of Purchaser’s intention to communicate with any Authorities and Seller shall have the right to participate in any such communications.
Section 5.2    Document Review.
(a)    Seller shall make available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives, by access to the Title Company’s data room, or by being made available at the office of the property manager, the following, to the extent in Seller’s possession or control, to Purchaser and its authorized agents or representatives for review, inspection, examination, analysis and verification: (i) all existing environmental reports and studies of the Property issued on behalf of Seller; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (iii) Seller’s most currently available rent roll and operating statements and rent rolls for the stub period of the current calendar year plus the prior two (2) calendar years; (iv) copies of Tenant Leases, Service Contracts, and Licenses and Permits; (v) all property condition assessments commissioned by Seller and all engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Property; (vi) all written notices relating to any non-compliance of Governmental Regulations received by Seller during its period of ownership regarding the Property, and (vii) all written notices received by Seller during its period of ownership regarding the release or existence of any Hazardous Substances in, on, under or about the Property in violation of Governmental Regulations (collectively, the “Documents”). Purchaser acknowledges that it has received copies of all the Tenant Leases listed on Exhibit F, and the Service Contracts listed on Exhibit B, including the commission agreements listed on Exhibit D. “Documents” shall not include (and Seller shall have no obligation to provide materials requested by Purchaser that constitute) (1) any document or correspondence which would be subject to the attorney-client privilege or covered by the attorney work product doctrine; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates relating to Seller’s valuation of the Property; (5) any appraisals of the Property, whether prepared internally by Seller or Seller’s Affiliates or externally; (6) any documents or items which Seller considers proprietary (such as Seller’s or its property manager’s operation manuals, software programs or other electronic media or services that are subject to licenses or other agreements that are personal to Seller or Seller’s property manager); (7) organizational, financial and other documents relating to Seller or Seller’s Affiliates (other than evidence of due authorization and organization as may be required under this Agreement); (8) any materials projecting or relating to the future performance of the Property; or (9) any documents pertaining to the Reserved Company Assets.
(b)    Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature (to the extent such Documents do not contain information (i) known by Purchaser or the Permitted Outside Parties prior to the receipt thereof, or (ii) generally known or available to the public other than through the action or inaction of Purchaser or the Permitted Outside Parties) and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property (including, without limitation, the financing of such purchase). Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s organization other than its attorneys, partners, members, accountants, consultants, contractors, representatives, employees, advisors, potential lenders or potential investors (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”). Purchaser further agrees that within its organization, or as to Permitted Outside Parties, the Documents will be disclosed and exhibited only (A) to those persons within Purchaser’s organization or to those Permitted Outside Parties who need to know such information in order to advise Purchaser in connection with the feasibility of Purchaser’s acquisition of the Property (including, without limitation, the financing of such acquisition), and (B) to the extent required by court or legal requirements, or to enforce or defend any claim hereunder. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenants or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in Article XII and this Section 5.2. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Purchaser shall be responsible for any breaches of confidentiality under this Agreement by any of the Permitted Outside Parties. Notwithstanding anything to the contrary in this Agreement, if the Closing occurs under this Agreement, then Purchaser’s obligations of confidentiality under this Section 5.2(b) shall cease and no longer be effective after the Closing.
(c)    Purchaser shall promptly destroy all copies Purchaser has made (and computer files of same) of any Documents containing confidential information before or after the execution of this Agreement, not later than ten (10) Business Days following the time this Agreement is terminated for any reason, and provide Seller with a certified notice of the completion of such destruction. Purchaser, however, may retain Documents if required by its electronic document retention policies or if required in connection with any claim or potential claim under this Agreement.

(d)    Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in this Agreement, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller’s Affiliates or any other person or entity). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.
Section 5.3    Entry and Inspection Obligations.
(a)    Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not disturb the Tenants or interfere with their use of the Property pursuant to their respective Tenant Leases; interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; communicate with the Tenants or service providers except in accordance with this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization and the Permitted Outside Parties, and only in accordance with the confidentiality standards set forth in Section 5.2(b). Purchaser will (i) maintain and cause those entering the Property to maintain commercial general liability (occurrence) insurance in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) and on terms (including coverage for an “insured contract” with respect to the indemnity in Section 5.3(b)) satisfactory to Seller covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Seller a certificate of insurance verifying such coverage and Seller and its property manager (Hines Interests Limited Partnership) being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests conducted by Purchaser and/or any Licensee Parties and examinations done with regard to the Property; and (iii) promptly restore the Property to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs.
(b)    Purchaser hereby indemnifies, defends and holds Seller and all of its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, actual out-of-pocket costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of Section 5.2 and/or this Section 5.3; provided that the foregoing indemnity shall not apply to any claims, damages or other costs arising by virtue of the mere discovery of any pre-existing condition at the Property in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, but only to the extent such parties do not exacerbate such pre-existing condition.
(c)    Notwithstanding anything in this Agreement to the contrary, the Inspection Agreement shall not be merged into this Agreement at Closing or otherwise.
Section 5.4    Property Approval Period. Between the Effective Date and 5:00 p.m. (Pacific Time) on the Contingency Date (the “Property Approval Period”), Purchaser shall have the right to review and investigate the Property and the items set forth in Sections 5.1 and 5.2 above (collectively, the “Due Diligence Items”). Purchaser, in Purchaser’s sole and absolute discretion, may determine whether or not the Property is acceptable to Purchaser within the Property Approval Period. If Purchaser determines to proceed with the purchase of the Property in accordance with this Agreement, then Purchaser shall, prior to 5:00 p.m. (Pacific Time) on the Contingency Date, notify Seller in writing (an “Approval Notice”) that Purchaser has approved the matters described in Sections 5.1 and 5.2 above and elected to waive its right to terminate this Agreement pursuant to Section 5.4, which determination shall be made by Purchaser in its sole and absolute discretion. If Purchaser fails to timely deliver an Approval Notice pursuant to the foregoing, this Agreement shall automatically terminate. Purchaser shall pay any cancellation fees or charges of Title Company, and except for Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement.
Section 5.5    Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE PROPERTY APPROVAL PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN SECTION 8.1, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OF SELLER’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN SECTION 8.1, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO THE REAL PROPERTY OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY

PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO THE REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS (INCLUDING, WITHOUT LIMITATION, ALL LAWS AND REGULATIONS PERTAINING TO ENVIRONMENTAL MATTERS), IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTION 8.1, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. In addition, Purchaser, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Sale) in reliance on: (i) any representation or warranty, express or implied; (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Purchaser or any of its Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of Seller in connection with the Sale, in connection with presentations by Seller or in any other forum or setting; or (iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information. Purchaser has conducted, and will conduct, such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller in Section 8.1) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in this Agreement, Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any Affiliate of Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth in this Agreement.
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Purchaser Initials
Section 5.6    Purchaser’s Release of Seller.
(a)    Seller Released From Liability. Purchaser, on behalf of itself and its partners, members, officers, directors, agents, controlling persons and Affiliates, hereby releases Seller, Seller’s Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Seller, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose, except Purchaser does not release Seller for the breach of any representations and warranties made by Seller expressly set forth in this Agreement. Without limiting the foregoing, Purchaser specifically releases Seller and the Seller Released Parties from any claims Purchaser may have against Seller and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity, except Purchaser does not release Seller for the breach of any representations and warranties made by Seller expressly set forth in this Agreement.
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Purchaser Initials
(b)    Purchaser’s Waiver of Objections. Purchaser acknowledges that it has inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject, including any rights of contribution or indemnity) against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.
(c)    Purchaser Assumes Risks of Change in Laws. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
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Purchaser Initials
(d)    California Specific Waiver Provision. In connection with Sections 5.6(a) - (c), Purchaser expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO PURCHASER THE PROVISIONS OF THIS SECTION 5.6. BY INITIALING BELOW, PURCHASER CONFIRMS IT HAS AGREED TO THE PROVISIONS OF THIS SECTION 5.6.
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Purchaser Initials
(e)    Flood Hazard Zone. Purchaser acknowledges that if the Real Property is located in an area which the Secretary of the Department of Housing and Urban Development has found to have special flood hazards, then pursuant to the National Flood Insurance Program, Purchaser will be required to purchase flood insurance in order to obtain a loan secured by the Real Property from a federally regulated financial institution or a loan insured or guaranteed by an agency of the United States government. Seller shall have no responsibility to determine whether the Real Property is located in an area which is subject to the National Flood Insurance Program.
(f)    Natural Hazards. Purchaser and Seller further acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency

Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2696) (sometimes all of the preceding are herein collectively called the “Natural Hazard Matters”). Purchaser and Seller hereby instruct the Title Company, or an affiliate thereof (who, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 et seq. and to report the result of its examination to Purchaser and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code section 1103.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Purchaser agrees to provide Seller with a written acknowledgment of its receipt of the Natural Hazard Disclosure Statement.
ARTICLE VI
TITLE AND SURVEY MATTERS
Section 6.1    Survey. On or prior to the Effective Date, Seller has delivered to Purchaser, at Seller’s cost, a copy of that certain survey dated April, 2001 and prepared by KCA Engineers, Inc. with respect to the Real Property (the “Survey”). Seller shall have no obligation to obtain any modification, update, or recertification of the Survey. Any such modification, update or recertification of the Survey may be obtained by Purchaser at its sole cost and expense.
Section 6.2    Title and Survey Review.
(a)    Prior to the Effective Date, Purchaser has caused the Title Company to furnish or otherwise make available to Purchaser a preliminary title commitment for the Real Property dated with an effective date of July 19, 2018 (the “PTR”), and copies of all underlying title documents described in the PTR. Purchaser shall have until November 19, 2018 (the “Title Notice Date”) to provide written notice (the “Title Notice”) to Seller and the Title Company of any matters shown on the PTR and/or the Survey which are not satisfactory to Purchaser. If Seller has not received a Title Notice from Purchaser by the Title Notice Date, Purchaser shall be deemed to have unconditionally approved of the condition of title to the Property and the Survey, subject to Seller’s obligations set forth in Section 6.2(c) below. Except as expressly provided in Section 6.2(c) of this Agreement, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections. To the extent Purchaser timely delivers a Title Notice, then Seller shall deliver, no later than November 20, 2018, written notice to Purchaser and the Title Company identifying which disapproved items, if any, Seller shall undertake to cure (by either having the same removed or by obtaining affirmative insurance over the same as part of the final Title Policy and in a manner reasonably acceptable to Purchaser) (“Seller’s Response”). If Seller does not deliver Seller’s Response prior to such date, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in Purchaser’s Title Notice, Purchaser shall have until the Contingency Date to (i) deliver a written notice terminating this Agreement (“Termination Notice”) to Seller and the Title Company, or (ii) waive any such objection to the PTR and the Survey (whereupon such objections shall be deemed Permitted Exceptions for all purposes hereof, except that in no event shall Purchaser ever be deemed to waive any Must-Cure Matters). If Seller and the Title Company have not received a Termination Notice from Purchaser by the Contingency Date, or if Purchaser delivers an Approval Notice on or before the Contingency Date, Purchaser shall be deemed to have waived all such objections to the PTR and the Survey, except that in no event shall Purchaser ever be deemed to waive any Must-Cure Matters.
(b)    After the Contingency Date and prior to Closing, Purchaser may notify Seller in writing (the “Gap Notice”) of any objections to title (i) raised by the Title Company between the Contingency Date and the Closing, (ii) not disclosed in writing by the Title Company to Purchaser prior to the Contingency Date, and (iii) not disclosed in writing by Seller to Purchaser and the Title Company prior to the Contingency Date and (iv) that constitute Material Title Matters (“New Exceptions”); provided that Purchaser must notify Seller of any objection to any such New Exception within two (2) Business Days after being made aware of the existence of such New Exception. Seller shall promptly notify Purchaser if it becomes aware of any New Exceptions that arise after the Contingency Date. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Seller will have two (2) Business Days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such two (2) Business Day period and for two (2) Business Days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, or commit to remove or otherwise obtain affirmative insurance over the same at or prior to Closing. If, within the two (2) Business Day period, Seller does not remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, then Purchaser may terminate this Agreement upon delivering a notice to Seller terminating this Agreement on or before the date two (2) Business Days following expiration of the two (2) Business Day cure period, in which case Purchaser shall be entitled to return of the Earnest Money Deposit. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller has removed or otherwise affirmatively insured over, or committed to do the same as set forth above) will be included as Permitted Exceptions. If this Agreement is terminated by Purchaser pursuant to the foregoing provisions of this Section 6.2(b), then neither Purchaser nor Seller shall have any further rights or obligations hereunder (except for the Termination Surviving Obligations) and the Independent Consideration shall be paid to Seller.
(c)    Notwithstanding any provision of this Section 6.2 to the contrary, Seller will be obligated to cure (or cause deletion from the Title Policy or provide affirmative title insurance over) exceptions to title to the Property listed on Exhibit L attached hereto (collectively, the “Must-Cure Matters”).
Section 6.3    Title Insurance. It shall be a condition to Purchaser’s obligation to close that the Title Company issue to Purchaser an ALTA extended coverage Owner’s Policy of Title Insurance (the “Title Policy”) for the Property with liability in the amount of the Purchase Price, showing title to the Property vested in Purchaser, with such endorsements as Purchaser shall request and the Title Company shall have agreed to issue prior to the Contingency Date, subject only to: (i) the pre-printed standard exceptions in the Title Policy, (ii) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (iii) the Tenant Leases, (iv) any taxes and assessments for the year of Closing and for any other year if not yet due and payable as of the Closing, (v) any liens or claims of liens for work, service, labor or materials performed or supplied by, for or on behalf of any Tenant, unless Seller was responsible for the payment of such work, service, labor or materials performed or supplied on behalf of any Tenant and did not pay the amounts Seller was obligated to pay, (vi) all matters shown on the Survey, or any updates thereto, (vii) any matters which have been removed or affirmatively insured over (provided, Purchaser must reasonably approve in writing any exceptions affirmatively insured over, as opposed to being removed), and (viii) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). In the event Purchaser elects not to pay for any additional premium for the ALTA extended coverage policy, then the Title Policy to be issued as of the Closing shall be a standard ALTA Owner’s Policy of Title Insurance which shall include, among other things, a general survey exception. It is understood that Purchaser may request any number of endorsements to the Title Policy, but the issuance of any such endorsements shall not be a condition to Closing.
ARTICLE VII
INTERIM OPERATING COVENANTS AND ESTOPPELS
Section 7.1    Interim Operating Covenants. Seller covenants to Purchaser that during the Interim Period, Seller will:
(a)    Operations. Continue to operate, manage and maintain the Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and Article IX.
(b)    Maintain Insurance. Maintain its current insurance or insurance equivalent on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date.
(c)    Personal Property. Not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.
(d)    Leases. Not enter into any new lease or any amendments, expansions or renewals of Tenant Leases, or terminate any Tenant Lease, without the prior written consent of Purchaser, which consent will (i) not be unreasonably withheld, delayed or conditioned prior to the Contingency Date, and (ii) be in Purchaser’s sole discretion on and after the Contingency Date. Furthermore, nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal of a Tenant Lease which Seller, as landlord, is required to honor pursuant to any Tenant Lease. Immediately following the Effective Date, Seller shall deliver to The GAP, INC. (“GAP”), which is currently the sole Tenant of the Improvements, a Proposed Sale Notice (as defined in Section 6.2 of the Third Amendment to Lease (the “GAP Third Amendment”) dated September 8, 2005, by and between GAP and Mission Bay S26a/S28, LLC, as landlord) containing Basic Terms (as defined in the GAP Third Amendment) which are equivalent to the terms in this Agreement and Seller shall deliver a copy of such Proposed Sale Notice to Purchaser. If Seller receives the Preliminary Interest Notice or the Election Notice (as such terms are defined in the GAP Third Amendment) in response to such Proposed Sale Notice from GAP, Seller shall immediately notify and provide Purchaser with copies of each such notice when received by Seller. In addition, if Seller obtains a written waiver from GAP of GAP’s right to purchase the Property pursuant to Section 6 of the GAP Third Amendment (“GAP Waiver”), Seller shall immediately deliver such GAP Waiver to Purchaser.
(e)    Service Contracts. Not enter into, or renew the term of, any service contract, unless such service contract is terminable on thirty (30) days (or less) prior notice without penalty or unless Purchaser consents thereto in writing, which approval will (i) not be unreasonably withheld, delayed or conditioned prior to the Contingency Date, and (ii) be in Purchaser’s sole discretion on and after the Contingency Date. Seller will terminate all service contracts on or prior to Closing, provided %4. Seller shall not be obligated to terminate, and Purchaser will accept an assignment of, the rooftop use agreements with the Golden State Warriors (or their vendors), which expire December 31, 2019, and %4. Seller shall not be obligated to terminate, and Purchaser will accept an assignment of, the elevator services contract.
(f)    Notices. To the extent received by Seller, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations of Governmental Regulations affecting the Property.
(g)    Encumbrances. Without Purchaser’s prior approval in its sole discretion, not voluntarily subject the Property to any additional liens, encumbrances, covenants or easements, which would not constitute Permitted Exceptions, unless released prior to Closing.
Whenever in this Section 7.1 Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within three (3) Business Days after receipt of Seller’s request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its approval within said three (3) Business Day period, Purchaser shall be deemed to have approved same.
Section 7.2    Tenant Lease Estoppels. It will be a condition to Closing that Seller obtain and deliver to Purchaser, from the major tenant leasing space in the Improvements listed on Exhibit C-1 (“Major Tenant”), an executed Acceptable Estoppel Certificate. An “Acceptable Estoppel Certificate” is an estoppel certificate in substantially the form of the estoppel certificate attached hereto as Exhibit C-2, which shall not contain any material modifications or inconsistencies with respect to the applicable rent roll and the Tenant Lease and which shall not disclose any alleged material default or unfulfilled material obligation on the part of the landlord not previously disclosed in writing to Purchaser; provided that an estoppel certificate executed by the Major Tenant in the form prescribed by its Tenant Lease shall constitute an Acceptable Estoppel Certificate if (a) it is otherwise consistent with this Section 7.2 and the factual information contained in the estoppels distributed to such Tenant pursuant to the provisions of this Section 7.2, and (b) affirmatively confirms that GAP has waived GAP’s right to purchase the Property pursuant to Section 6 of the GAP Third Amendment on Basic Terms which are equivalent to the terms in this Agreement. Notwithstanding anything contained herein to the contrary, in no event shall Seller’s failure to obtain the Acceptable Estoppel Certificate in accordance with this Section 7.2 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure to obtain the Acceptable Estoppel Certificate shall be to terminate this Agreement and receive a refund of the Earnest Money Deposit. Prior to delivery of the form of estoppel certificate to the Major Tenant, Seller will deliver to Purchaser a completed form of estoppel certificate, in the form attached hereto as Exhibit C-2 or such form as required by the Major Tenant’s Tenant Lease and containing the information contemplated thereby. Within two (2) Business Days following Purchaser’s receipt thereof, Purchaser will send to Seller notice either (i) approving such form as completed by Seller or (ii) setting forth in detail all changes to such form which Purchaser reasonably believes to be appropriate to make the completed form of estoppel certificate accurate and complete. Seller will make such changes to the extent Seller agrees such changes are appropriate, except that Seller will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit C-2 or the form required by the Major Tenant’s Tenant Lease. Purchaser’s failure to respond within such two (2) Business Day period shall be deemed approval of such estoppel certificate.
Section 7.3    OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”), Seller is required to ensure that it does not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If Seller learns that Purchaser is, becomes, or appears to be a Blocked Person, Seller may delay the sale contemplated by this Agreement pending Seller’s conclusion of its investigation into the matter of Purchaser’s status as a Blocked Person. If Seller determines that Purchaser is or becomes a Blocked Person, Seller shall have the right to immediately terminate this Agreement and take all other actions necessary, or in the opinion of Seller, appropriate to comply with applicable law and Purchaser shall receive a return of the Earnest Money Deposit.

Section 7.4    Declaration and CCR Estoppels.
(a)    Within ten (10) Business Days following the Effective Date, Seller shall prepare and deliver an estoppel certificate to ARE-San Francisco No. 19, LLC under and with respect to the Parking Structure Easement Agreement. It shall be a condition to Closing that Seller obtain and deliver to Purchaser the foregoing estoppel certificate (the “Acceptable Association Estoppel”). Notwithstanding anything contained herein to the contrary, in no event shall Seller’s failure to obtain the Acceptable Association Estoppel constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the Acceptable Association Estoppel shall be to terminate this Agreement and receive a refund of the Earnest Money Deposit.
(a)    The Real Property may be subject to other reciprocal easement agreements, covenants and other similar agreements. Seller will cooperate with Purchaser to obtain estoppel certificates (“Additional REA and CCR Estoppels”) from the parties (other than Seller and other than any Authority) to any such agreements requested by Purchaser, provided that obtaining any Additional REA and CCR Estoppels shall not be a condition to Purchaser’s obligation to Close, and the failure to obtain any such Additional REA and CCR Estoppels shall not be a default by Seller hereunder.
Section 7.5
REPRESENTATIONS AND WARRANTIES
Section 7.6    Seller’s Representations and Warranties. The following constitute the sole representations and warranties of Seller with respect to the purchase and sale of the Property contemplated hereby. Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following as of the Effective Date, and subject to the provisions of Article XVI (including, without limitation, Seller’s right to disclose information to Purchaser contrary to such representations and warranties) shall be deemed made as of the Closing, subject, however, to any modifications permitted under Article XVI:
(a)    Status. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware, and is qualified to transact business within the State of California. Seller has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.
(b)    Authority; Enforceability. Seller has the full power and authority to execute and deliver this Agreement and, subject to Section 10.10(c), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller has been and, subject to Section 10.10(c), the performance by Seller of its obligations hereunder will be duly authorized by all necessary action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.

(c)    Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller’s obligations under this Agreement will not, subject to Section 10.10(c), violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(d)    Suits and Proceedings. As of the Effective Date, except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending and served, or To Seller’s Knowledge, threatened (in writing) against the Property, relating to the Property, or Seller’s ownership or operation of the Property, including without limitation, condemnation, takings by an Authority or similar proceedings, which individually or in the aggregate would have a material adverse effect on the Property.
(e)    Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Code, as amended, and the regulations promulgated thereunder.
(f)    Tenant Leases and Tenants. As of the Effective Date, the list of Tenants set forth on Exhibit F attached hereto constitutes all of the Tenants under Tenant Leases affecting the Property that were entered into by Seller and, To Seller’s Knowledge, all of the Tenants under Tenant Leases affecting the Property that were entered into prior to Seller’s acquisition of the Property. As of the Effective Date, there are no written leases or occupancy agreements affecting the Property executed by Seller or, To Seller’s Knowledge, by which Seller is bound other than the Tenant Leases listed on Exhibit F. The copies of the Tenant Leases executed by Seller that have been provided or made available to Purchaser are true, correct and complete in all material respects, and To Seller’s Knowledge the copies of the other Tenant Leases that have been provided or made available to Purchaser are true, correct and complete in all material respects. Except as disclosed on Exhibit E, Seller has not received or sent out a written notice of any uncured material default by any party under any Tenant Lease.
(g)    Service Contracts; Commission Agreements. As of the Effective Date, Exhibit B is a true and correct list of the Service Contracts in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true and complete copies of all Service Contracts affecting the Property, as set forth on Exhibit B. As of the Effective Date, Exhibit D is a true and correct list of the commission agreements affecting the Property in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true and complete copies of all commission agreements affecting the Property set forth on Exhibit D. Except as disclosed on Exhibit B, Seller has not received or sent out a written notice of any uncured material default by any party under any Service Contract affecting the Property.
(h)    Leasing Costs. Except as set forth on Exhibit G-1 and Exhibit G-2 attached hereto, there are no (i) unpaid Leasing Costs currently due and payable with respect to any Tenant Leases, and (ii) Leasing Costs that will be due, accruing or payable on or before the Closing.
(i)    Available Environmental Reports. To Seller’s Knowledge, Seller has provided or made available to Purchaser the most recent third-party report commissioned by Seller that pertains to the analysis of Hazardous Substances at the Property. Except as shown in any environmental reports covering the Property which have been delivered to Purchaser pursuant to Section 5.2(a), Seller has not received written notice from any Authorities that the Property is or may be in violation of any Environmental Laws.
(j)    Employee Matters. Seller has no employees at the Property.
(k)    Prohibited Persons. Neither Seller, nor any Affiliate of Seller nor any Person that directly or indirectly owns ten percent (10%) or more of the outstanding equity in Seller (collectively, the “Seller Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Seller Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(l)    Brokers. Except for the fees and expenses payable to Eastdil Secured, no broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Sale based upon arrangements made by or on behalf of Seller.
(m)    ERISA. Seller is not, and no portion of the Property constitutes the assets of, a “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations thereunder. To Seller’s Knowledge, no non-exempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA has occurred with respect to the Property during Seller’s ownership of the Property.
(n)    Personal Property. To Seller’s Knowledge, Seller has not granted any liens on the Personal Property that will not be released on or before Closing, except for the lien of any ad valorem personal property taxes.
(o)    No Violations. To Seller’s Knowledge, Seller has not received prior to the Effective Date and during Seller’s period of ownership any written notification from an Authority that the Property is in violation of any applicable Governmental Regulations.
Section 7.7    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
(a)    Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of California and qualified to do business in the State of California.

(b)    Authority; Enforceability. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(c)    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(d)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.
(e)    Prohibited Persons. Neither Purchaser, nor any Affiliate of Purchaser nor any Person that directly or indirectly owns 10% or more the outstanding equity in Purchaser (collectively, the “Purchaser Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Purchaser Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(f)    ERISA. Purchaser is not an “employee benefit plan,” as defined in Section 3(3) of ERISA. None of the transactions contemplated herein (including those transactions occurring after the Closing) shall constitute a “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.
(g)    Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Sale based upon arrangements made by or on behalf of Purchaser.
Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Purchaser set forth in this Section 8.2 and elsewhere in this Agreement, and under any Closing Document, will survive the Closing only until the end of the Survival Period.
ARTICLE VIII
CONDEMNATION AND CASUALTY

Section 8.1    Significant Casualty. If, prior to the Closing Date, all or any portion of the Property is destroyed or damaged by fire or other casualty, Seller will notify Purchaser of such casualty. Purchaser will have the option, in the event all or any Significant Portion of the Property is so destroyed or damaged, to terminate this Agreement in its entirety upon notice to Seller given not later than ten (10) Business Days after receipt of Seller’s notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property (other than repairs which are the responsibility of Tenants under Tenant Leases) as reasonably estimated by Seller.
Section 8.2    Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Property and the Improvements thereon are damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement and Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property (other than repairs which are the responsibility of Tenants under Tenant Leases) as reasonably estimated by Seller.
Section 8.3    Condemnation of Property. If any condemnation proceedings are instituted, or written notice of intent to condemn is given, with respect to all or any portion of the Property, Seller shall promptly, upon obtaining knowledge thereof, notify Purchaser thereof (a “Taking Notice”). If the condemnation will not result in the taking of a Significant Portion of the Property, the parties shall proceed to Closing, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation and/or pay to Purchaser all such awards previously paid, less any sums reasonably expended by Seller prior to the Closing for the restoration or repair of the Property or in negotiating or collecting such condemnation awards. In the event that such condemnation will result in taking of all or any Significant Portion of the Property, Purchaser shall have the option, which shall be exercised by written notice to Seller within ten (10) Business Days after its receipt of the Taking Notice, either (i) to terminate this Agreement in its entirety in which event the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and the parties shall have no further rights or obligations under this Agreement with respect to the Property (except for the Termination Surviving Obligations), or (ii) to consummate the purchase of the Property without a reduction of the Purchase Price, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation proceeding and/or pay to Purchaser all such awards previously paid, less any sums reasonably expended by Seller prior to the Closing for the restoration or repair of the Property or in negotiating or collecting such condemnation awards. Failure of Purchaser to give notice of Purchaser’s election within such ten (10) Business Day period shall be deemed an election by Purchaser to consummate the purchase pursuant to subsection (ii) above.
ARTICLE IX
CLOSING
Section 9.1    Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date, TIME BEING OF THE ESSENCE, through the escrow established with the Title Company. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
Section 9.2    Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.4, for delivery to Seller at Closing as provided herein:
(a)    The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.4;
(b)    Four (4) counterparts of the General Conveyance, duly executed by Purchaser;
(c)    One (1) counterpart of the form of each of the Tenant Notice Letters and REA Notice Letters, duly executed by Purchaser;
(d)    Evidence reasonably satisfactory to Seller and the Title Company that the person executing the Closing Documents on behalf of Purchaser has full right, power, and authority to do so;
(e)    An original of the Preliminary Change of Ownership Report in accordance with California Revenue and Taxation Code Section 480.3;
(f)    Four (4) counterparts of each of the Assignment Agreement, the Assignment and Assumption of Successor Project Labor Agreement, the Assignment and Assumption of Tax Payment Agreement, and the Tax Allocation Debt Promissory Note, duly executed by Purchaser;

(g)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the “Closing Statement” as that term is defined in Section 10.4, duly executed by Purchaser; and
(h)    Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property.
Section 9.3    Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver (i) the following items (a), (b), (c), (d), (e), (f), (j), (k), (l), (m), (n) and (o) in escrow with the Title Company pursuant to Section 4.4 on or before the Deposit Time, and (ii) upon receipt of the Purchase Price, Seller shall deliver items (g), (h) and (i) to Purchaser at the Property:
(a)    A Grant Deed substantially in the form attached hereto as Exhibit I, duly executed and acknowledged by Seller (the “Deed”), which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records, along with a separate unrecorded statement of documentary transfer tax duly executed by Seller and attached to the Deed;
(b)    Four (4) counterparts of the General Conveyance, Bill of Sale, Assignment and Assumption substantially in the form attached hereto as Exhibit H (the “General Conveyance”), duly executed by Seller;
(c)    One (1) counterpart of the form of Tenant Notice Letters and REA Notice Letters, duly executed by Seller;
(d)    Evidence reasonably satisfactory to the Title Company that the person executing the Closing Documents on behalf of Seller has full right, power and authority to do so, and evidence that Seller is duly organized and authorized to execute this Agreement and all other documents required to be executed by Seller hereunder;
(e)    A certificate in the form attached hereto as Exhibit J (“Non-Foreign Entity Certification”) from Seller certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(f)    The Tenant Deposits, as part of an adjustment to the Purchase Price. With respect to those Tenant Leases for which Seller or its lender are holding letters of credit as security deposits, there shall not be any credit to, or adjustment in, the Purchase Price, and Seller shall deliver such original letters of credit to Purchaser at Closing, together with all necessary transfer documentation, so that Purchaser and the applicable Tenants can arrange to have the letters of credit reissued in favor of, or endorsed to, Purchaser. Seller agrees to cooperate with Purchaser post-Closing in connection with the reissuance or endorsement of any letters of credit and act at the reasonable discretion of Purchaser with respect thereto, until the letters of credit are re-issued or endorsed to Purchaser, provided Purchaser shall pay all transfer and/or other fees relating to such transfers of letters of credit;
(g)    The Personal Property;

(h)    All original Licenses and Permits, Service Contracts and Tenant Leases in Seller’s possession and control;
(i)    All keys to the Improvements which are in Seller’s possession;
(j)    Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property;
(k)    A Withholding Exemption Certificate, Form 593-C, or in the event that Seller is a non-California resident, a certificate issued by the California Franchise Tax Board, pursuant to Revenue and Taxation Code Sections 18805 and 26131, stating either the amount of withholding required from Seller’s proceeds or that Seller is exempt from such withholding requirement (the “Form 593”) duly executed by Seller;
(l)    Four (4) counterparts of each of the Assignment Agreement, the Assignment and Assumption of Successor Project Labor Agreement, and the Assignment and Assumption of Tax Payment Agreement, duly executed by Seller;
(m)    If required by the Title Company, an owner’s affidavit or certificate to facilitate the issuance of any title insurance sought by Purchaser in accordance with the terms hereof in connection with the transactions contemplated hereby (provided the same does not increase in any material respect the liability of Seller in a manner not otherwise provided for herein);
(n)    To the extent received by Seller, the Acceptable Estoppel Certificate, the Acceptable Association Estoppel and the GAP Waiver; and
(o)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement duly executed and delivered by Seller (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).
Section 9.4    Prorations.
(a)    Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments for the year in which Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (b) below) and operating expenses payable by the owner of the Property (on the basis of a 365 day year, actual days elapsed). Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld) two (2) days prior to the Closing Date (the “Closing Statement”). The Closing Statement,

once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Seller on or before the last day of the Survival Period (herein, the “Final Proration Date”). The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2 above), will survive the Closing until the Final Proration Date, and in the event any items subject to proration hereunder are discovered prior to the Final Proration Date, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.
(b)    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. “Rentals” includes fixed monthly rentals, parking rentals and charges, additional rentals, percentage rentals, escalation rentals (which include such Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease), retroactive rentals, administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to Seller under the Tenant Lease or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d). Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. Until the end of the Survival Period, Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property. Seller shall have the right to pursue Delinquent Rentals after Closing. With respect to any Delinquent Rentals received by Purchaser within the Survival Period, Purchaser shall pay to Seller any rent or payment actually collected during the Survival Period properly attributable to the period prior to the Closing Time. All sums collected by Purchaser during the Survival Period, from such Tenant (excluding Tenant payments for Operating Expense Recoveries attributable to the period prior to the Closing Time and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, all of which shall be payable to and belong to Seller in all events, notwithstanding anything herein to the contrary) will be applied first to amounts currently owed by such Tenant to Purchaser (including Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to such Tenant, and then to prior delinquencies owed by Tenant to Seller. Seller shall be entitled to institute legal actions to pursue Delinquent Rental after Closing, but in no event shall Seller be permitted to institute eviction proceedings against any Tenant. Any sums collected by Purchaser and due to Seller will be promptly remitted to Seller, and any sums collected by Seller and due to Purchaser will be promptly remitted to Purchaser.
(c)    Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes (collectively, “Operating Expense Recoveries”) for calendar year 2018. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2018 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses incurred by Seller for calendar year 2018 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay such difference to Seller at Closing as an addition to the Purchase Price. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2018 than would have been owed by Tenants under the Tenant Leases if the reconciliations under the Tenant Leases were completed as of the Closing Time based on the operating expenses incurred by Seller for calendar year 2018 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Seller agree that such proration of Operating Expense Recoveries at Closing for calendar year 2018 will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters subject to Seller’s and Purchaser’s right and obligation to finalize prorations prior to the Final Proration Date, solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, subject to Section 10.4(b) dealing with Delinquent Rentals, the foregoing proration will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters and Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2018 for periods before and after Closing, and (ii) reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2018, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.
(d)    With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but expressly state they are for such specific services rendered by Seller or its property manager prior to the Closing Time, Purchaser shall cause such collected amounts to be paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time.
(e)    (i) Seller shall pay those Leasing Costs incurred in connection with any Tenant Lease space in the Property, or any amendment or supplement thereto, entered into prior to the Effective Date, but only to the extent identified on Exhibit G-1 attached hereto to the extent unpaid as of the Closing Date (“Seller Leasing Costs”), but expressly excluding the Leasing Costs described in Exhibit G-2 attached hereto; (ii) Purchaser will be solely responsible for and shall pay all Leasing Costs (“New Tenant Costs”) incurred or to be incurred in connection with any new Tenant Lease, or the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date (the terms of which have been approved, if applicable, by Purchaser in accordance with Section 7.1(d)) plus the Leasing Costs identified on Exhibit G-2 (“Purchaser Leasing Costs”); (iii) to the extent Seller Leasing Costs described in clause (i) above remain unpaid as of Closing, Purchaser shall receive a credit from Seller therefor at Closing and Purchaser shall be responsible after Closing for paying any Leasing Costs for which Purchaser received such a credit; (iv) to the extent Purchaser Leasing Costs described in clause (ii) above have been paid by Seller, Seller shall receive a credit from Purchaser therefor at Closing; and (v) Purchaser will be solely responsible for and shall pay all New Tenant Costs and all other Leasing Costs (whether arising before or after Closing).
(f)    Real and personal property taxes and taxes and assessments pursuant to any Mello-Roos District affecting the Property (including the CFDs) shall be prorated on the basis that Seller is responsible for (a) all such taxes for the fiscal year of the applicable taxing authorities occurring before the Current Tax Period, and (b) that portion of such taxes for the Current Tax Period determined on the basis of the number of days that have elapsed from the first day of the Current Tax Period to the Closing Date, inclusive, whether or not the same shall be payable before the Closing. If as of the Closing the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated cannot be ascertained, then rates and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be re-prorated between the parties to reflect the actual amount of such taxes and assessments. Notwithstanding the foregoing, to the extent a Tenant is responsible for reimbursement or payment of such taxes and assessments pursuant to a Tenant Lease, the amount payable by such Tenant in excess of base year taxes shall not be prorated except to the extent that Seller has received estimated payments and has not yet applied the same to the tax or assessment to which Tenant’s reimbursement or payment is attributed.
Section 9.5    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject only to the Tenant Leases and the Permitted Exceptions.
Section 9.6    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

(a)    Purchaser will pay (i) all premium and other incremental costs for obtaining the Title Policy and all endorsements thereto, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) Purchaser’s attorney’s fees, (iv) all of the Title Company’s escrow and closing fees, if any, (v) the costs of any update, modification, or recertification of the Survey, (vi) any mortgage recording tax relating to mortgages or deeds of trust placed upon the Property by Purchaser, and (vii) any recording fees.
(b)    Seller will pay (i) the initial cost of the Survey, (ii) Seller’s attorneys’ fees, (iii) any transfer taxes imposed on the sale (but not the financing) of the Real Property by the City, County and State in which the Real Property is located, and (iv) prepayment penalties or premiums incurred by Seller with respect to prepaying the Property’s existing mortgage indebtedness at Closing (if any).
(c)    Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located.
(d)    If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.
Section 9.7    Post Closing Delivery of Notice Letters.
(a)    Immediately following Closing, Purchaser will deliver to each Tenant (via messenger or certified mail, return receipt requested) a written notice executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”). Purchaser shall provide to Seller a copy of each Tenant Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available.
(b)    Immediately following Closing, Purchaser will deliver to each party required to receive notice under any REAs, covenants and CC&Rs, including without limitation, the Parking Structure Easement Agreement, (via messenger or certified mail, return receipt requested) a written notice executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, and (ii) acknowledging that Purchaser has assumed Seller’s obligations under the operative document (the “REA Notice Letters”). Purchaser shall provide to Seller a copy of each REA Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available.
Section 9.8    General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. The obligation of Purchaser to close the transaction hereunder shall be conditioned upon the satisfaction of the following conditions, any of which may be waived by written notice from Purchaser to Seller:

(a)    Seller shall have performed or complied in all material respects with all of the obligations of Seller set forth in Section 10.3 as of the Closing Date;
(b)    The Title Company shall be irrevocably committed to issue the Title Policy as provided in Section 6.3;
(c)    Purchaser shall have received the Acceptable Estoppel Certificate to the extent required under Section 7.2;
(d)    Purchaser shall have received the Acceptable Association Estoppel to the extent required under Section 7.4;
(e)    Purchaser shall have received the GAP Waiver or GAP shall have provided or been deemed to have given a Rejection Notice (as defined in Section 6.4 of the GAP Third Amendment) to the Proposed Sale Notice that Seller provided to GAP in accordance with Section 7.1(d) of this Agreement unless GAP defaults in its obligation to purchase the Property, in which case the Closing shall occur on the applicable date set forth in the definition of Closing Date; and
(f)    Subject to Section 10.9, each of the representations and warranties of Seller contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except with respect to Authorized Qualifications and Immaterial Events.
The term “Authorized Qualifications” shall mean any qualifications to the representations and warranties made by Seller in Section 8.1 to reflect (i) new Tenant Leases, Tenant Lease amendments, new Service Contracts which must be terminable upon the Closing, and/or Service Contract amendments which do not extend beyond the Closing, executed by Seller in accordance with this Agreement, (ii) any action taken by Seller in accordance with any Tenant Leases, Service Contracts, or Permitted Exceptions not prohibited by this Agreement, and (iii) a Tenant Lease default or a Tenant insolvency occurring after the Effective Date. The term “Immaterial Events” shall mean facts or events that do not result in a loss of value, damage, claim or expense in excess of $250,000. Authorized Qualifications and Immaterial Events shall not constitute a default by Seller or a failure of a condition precedent to Closing.
Section 9.9    Breaches of Seller’s Representations Prior to Closing.
(a)    If, prior to the Closing, there occurs or exists a breach of a representation or warranty of Seller that in the aggregate with all other such breaches has the effect of constituting Authorized Qualifications and/or Immaterial Events, then Purchaser shall have no remedy therefor and must proceed to the Closing with no adjustment of the Purchase Price and Seller shall have no liability therefor. If, prior to the Closing, a breach (which is not the result of an Authorized Qualification or an Immaterial Event) occurs for which the damage from all Claims for such breaches is greater than $250,000 (“Material Breach”), then Purchaser may, as its sole and exclusive remedy, upon the delivery of written notice of such breach to Seller either (i) proceed to close the purchase of the Property without adjustment of the Purchase Price on account of such asserted breach (and with no liability to Seller) and waive any claims against Seller for such Claims with respect to such breach or (ii) terminate this Agreement by the giving of the written notice to Seller of same, in which event this Agreement will terminate as of the expiration of the Termination Nullification Period if Seller doesn’t deliver a Termination Nullification Notice, in which case the Earnest Money Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser up to a maximum of $100,000 for Seller’s actual third party costs in connection with the transaction contemplated by this Agreement, provided, if Purchaser does not exercise its right to terminate this Agreement on or before the earlier of (1) Closing or (2) the date that is five (5) Business Days after Purchaser becomes aware of such facts or events, then Purchaser shall be deemed to have elected to waive the condition and proceed to Closing.
(b)    Notwithstanding Section 10.9(a), if Purchaser has elected to terminate this Agreement, Seller may nullify such termination within ten (10) Business Days after receipt by Seller of such notice from Purchaser (or the earlier of the Closing Date) electing to terminate this Agreement (the “Termination Nullification Period”) by (x) delivering to Purchaser a notice nullifying such termination (a “Termination Nullification Notice”) and (y) either (1) crediting the Purchase Price in the amount of the alleged Claims (the “Material Breach Credit”), in which event Purchaser shall be required to purchase the Property without further adjustment to the Purchase Price under this Section 10.9 or (2) if Seller disputes that Purchaser is entitled to terminate this Agreement under this Section 10.9 because Seller asserts that either (I) no such breach has occurred or exists, (II) the asserted breach is not a Material Breach and/or (III) the amount of the alleged Claims exceeds the diminution in the value of the Property or other loss, damage, cost or expense directly resulting from such breach (a “Claim Dispute”), Seller may deliver a Claims Dispute Notice (as defined below) and deposit with Title Company upon Closing as described in Section 10.9(c) below, an amount equal to the Material Breach Credit, in which event Purchaser shall be required to close the purchase of the Property without further adjustment of the Purchase Price, and such dispute shall be resolved after Closing pursuant to Section 10.9(d) below. Notwithstanding the foregoing, Seller shall not have the right to give a Termination Nullification Notice if the total amount of all alleged Claims exceed $5,000,000 (in Purchaser’s good faith and reasonable estimate).
(c)    If, prior to the Closing, Purchaser serves a notice of a Claim asserting a Material Breach and Seller has given a Termination Nullification Notice in accordance with Section 10.9(b), Seller may dispute such notice of a Claim by delivering written notice to Purchaser in the manner herein provided (a “Claim Dispute Notice”). A Claim Dispute Notice shall be given at or prior to the Closing. If Seller has given a Termination Nullification Notice but does not deliver a Claim Dispute Notice, then the parties shall proceed with the Closing as described in Section 10.9(b) and the Purchase Price shall be reduced by the Material Breach Credit; provided that Seller shall not be obligated to deposit any amounts with the Title Company at the Closing. If Seller has given a Termination Nullification Notice and delivers a Claim Dispute Notice, then Seller shall deposit with Title Company at the

Closing an amount equal to the Material Breach Credit (the “Escrow Funds”), to be held in escrow pending a resolution of the Claim Dispute by the Arbiter in accordance with the terms set forth in an escrow agreement to be entered into by the parties at the Closing (the form of which to be reasonably agreed by the parties), until the earlier to occur of (i) written agreement of Seller and Purchaser with respect to the disposition of the Escrow Funds, or (ii) a resolution of the Claim Dispute made by the Arbiter pursuant to Section 10.9(d) below. Seller may direct that a portion of the Purchase Price to be paid at Closing be paid to Title Company to serve as the Escrow Funds. Provided Seller has deposited the Escrow Funds with Title Company pending resolution of the Claim Dispute as hereinabove provided, Purchaser shall be required to close title to the Property without adjustment of the Purchase Price on account of the breach in the Claim Dispute.
(d)    The Claim Dispute as set forth in Seller’s Claim Dispute Notice shall be resolved by the arbitration procedure set forth below. Seller shall within ten (10) Business Days after the Closing submit in writing to Purchaser (i) the amount, if any, by which Seller believes the total value of the Property has been diminished or such other loss, damage, cost or expense by reason of the breach claimed by Purchaser (“Seller’s Claimed Damage”) or (ii) that Seller believes no reduction of the value of the Property or such other loss, damage, cost or expense has occurred. The parties shall attempt in good faith to agree upon an individual acceptable to each party to act as arbiter (the “Arbiter”) of the Claim Dispute. If, after expiration of twenty (20) days following Seller’s delivery of a Claim Dispute Notice, the parties are unable to agree upon the selection of the Arbiter, either party may request that an office of the American Arbitration Association in the city and/or county in which the Property is located select a retired jurist or other individual having substantial experience in dispute resolution of commercial real estate matters (who is impartial and has no existing or historical personal or professional relationship with Seller, Purchaser or their respective affiliates) to act as Arbiter. Within ten (10) days after selection of an Arbiter, each party shall deliver to the Arbiter all instruments, documents and other materials forming the basis for the existence or non-existence of a breach or the calculation of the amount of the Claims alleged by Purchaser (“Purchaser’s Claimed Damage”) or Seller’s Claimed Damage, as applicable. Within twenty (20) days of receipt of the submission of such documents and other instruments from both Seller and Purchaser, the Arbiter shall determine whether (x) such a breach has occurred, (y) if so, whether the same constitutes a Material Breach and (z) if a Material Breach has occurred, which of the Purchaser’s Claimed Damage or Seller’s Claimed Damage most closely reflects the actual diminution, if any, in the value of the Property resulting from the Material Breach found to exist. If the Arbiter determines that a Material Breach has occurred, the Arbiter shall have no authority to select an amount which is not either the Purchaser’s Claimed Damage or Seller’s Claimed Damage (the amount actually selected by the Arbiter whether none (if no Material Breach occurred), the Purchaser’s Claimed Damage or the Seller’s Claimed Damage is hereinafter referred to as the “Final Damage”). If the determination of the Arbiter hereunder is that there did not occur a Material Breach, the entire amount of the Escrow Funds shall be paid to Seller in accordance with the Escrow Agreement. If the determination by the Arbiter is that a Material Breach exists and the Arbiter selects (1) the Purchaser’s Claimed Damage, then the Escrow Funds shall be paid to the Purchaser in accordance with the Escrow Agreement or (2) Seller’s

Claimed Damage, then a portion of the Escrow Funds in the amount of Seller’s Claimed Damages shall be paid to the Purchaser and the balance of the Escrow Funds shall be paid to Seller, in each case in accordance with the escrow agreement to be agreed by the parties. The determination of the Arbiter hereunder shall be final and binding in all respects against all parties to this Agreement. Purchaser shall in no event be entitled to a credit or any other recourse against Seller for any sum in excess of the Escrow Funds with respect to any Material Breach. The costs and expenses of arbitration hereunder (including the fees and disbursements of the Arbiter) shall be paid by the party whose calculation of diminution in value of the Property resulting from the subject breach shall not have been selected, (i.e. if the Arbiter finds in favor of Seller’s Claimed Damage, Purchaser shall pay the arbitration costs and if the Arbiter finds in favor of the Purchaser’s Claimed Damage, Seller shall pay the arbitration costs), or if the dispute is as to the existence of such a breach, such costs shall be paid by the losing party. Notwithstanding the foregoing, if interim payments are required to be made on account of such costs prior to the determination by the Arbiter, such interim payments shall be funded equally by Seller and Purchaser, subject to reimbursement of the prevailing party by the losing party upon the Arbiter’s final determination hereunder.
(e)    Notwithstanding anything to the contrary herein contained, from and after the date of Closing, with respect to any asserted breach of Seller’s representations and warranties, Seller shall have no liability to Purchaser with respect to such breach if Purchaser has received a credit against the Purchase Price with respect to such breach whether pursuant to this Section 10.9 above or otherwise, or there is pending a Claim Dispute with respect to such breach in respect of which there have been deposited Escrow Funds pursuant to this Section 10.9 on account of such asserted breach (except, in the case of such a Claim Dispute, for the Purchaser’s Claimed Damage or Seller’s Claimed Damage as determined pursuant Section 10.9(d)).
Section 9.10    General Conditions Precedent to Seller’s Obligations Regarding the Closing. The obligation of Seller to close the transaction hereunder shall be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Seller to Purchaser:
(a)    Purchaser shall have performed or complied in all material respects with all of the covenants and obligations of Purchaser set forth in Section 10.2, as of the Closing Date;
(b)    The representations and warranties of Purchaser made in Section 8.2 shall be true and correct in all material respects; and
(c)    As of the Closing Date, Seller shall have not received both a Preliminary Interest Notice and an Election Notice from GAP in response to the Proposed Sale Notice that Seller has provided to GAP in accordance with Section 7.1(d) of this Agreement, unless either (i) GAP executes and delivers a GAP Waiver, or (ii) GAP defaults in its obligation to purchase the Property, in which case the Closing shall occur on the applicable date set forth in the definition of Closing Date.

Section 9.11    Failure of Condition. If any condition precedent to Seller’s obligation to effect the Closing (as set forth in Section 10.10) is not satisfied by the Closing Date, then Seller shall be entitled to terminate this Agreement or extend the Closing Date once for up to five (5) Business Days to allow Purchaser to satisfy such condition precedent (in which case, Purchaser shall in good faith expeditiously try to cure such condition precedent during such five (5) Business Day extension) by notice thereof to Purchaser and the Title Company. If any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Closing Date, subject to Section 10.9, then Purchaser shall be entitled to terminate this Agreement, or extend the Closing Date once for up to five (5) Business Days to allow Seller to satisfy such condition precedent (in which case, Seller shall in good faith expeditiously try to cure such condition precedent during such five (5) Business Day extension), by notice thereof to Seller and the Title Company. If either party elects to extend the Closing Date for five (5) Business Days pursuant to this Section 10.11 and the condition precedent for which the Closing Date is extended is not satisfied or waived during such period, then such party shall have the right to terminate this Agreement by notice thereof to the other party and the Title Company. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Earnest Money Deposit and no party shall have any further obligations hereunder, except for Termination Surviving Obligations, provided that, notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Seller or Purchaser hereunder, then Article XIII shall govern and this Section 10.11 shall not apply.
ARTICLE X
BROKERAGE
Section 10.1    Brokers. Seller agrees to pay to Eastdil Secured (“Broker”) a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate agreement. Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person asserting its entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby.
ARTICLE XI
CONFIDENTIALITY
Section 11.1    Confidentiality. Seller and Purchaser each expressly acknowledges and agrees that, unless and until the Closing occurs, this Agreement, the transactions contemplated by this Agreement, and the terms, conditions, and negotiations concerning the same will be held in confidence by Purchaser and will not be disclosed by Purchaser except to its respective legal counsel, accountants, consultants, officers, investors, clients, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or as otherwise required by applicable law. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons other than those described above without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties. Notwithstanding the foregoing to the contrary, Purchaser acknowledges and agrees that Seller, and entities which directly or indirectly own the equity interests in Seller, may disclose in press releases, SEC and other filings and governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the sale of the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations), “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Seller’s and such direct or indirect owners’ prior custom, practice or procedure. One or more of such owners will be required to publicly disclose the possible transactions contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law. The provisions of this Article XII will survive any termination of this Agreement.
ARTICLE XII
REMEDIES
Section 12.1    Default by Seller. If Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedies (a) elect by written notice to Seller and the Title Company to extend the Closing for up to five (5) Business Days to allow Seller to cure such default, (b) elect by written notice to Seller within ten (10) Business Days following the scheduled or extended Closing Date, to terminate this Agreement, in which event Purchaser will receive from the Title Company the Earnest Money Deposit, Seller shall reimburse Purchaser up to a maximum of $100,000 for Seller’s actual third party costs in connection with the transaction contemplated by this Agreement, and Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (c) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Seller shall be filed and served within thirty (30) days of the scheduled Closing Date, and, in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Unless otherwise expressly required pursuant to this Agreement, in no event shall Seller be obligated to undertake any of the following (i) change the condition of the Property or restore the same after any fire or casualty; (ii) expend money or post a bond to remove or insure over anything other than a Must-Cure Matter or to correct any matter shown on a survey of the Property; (iii) secure any permit, approval, or consent with respect to the Property or Seller’s conveyance thereof; or (iv) expend any money to repair, improve or alter the Improvements or any portion thereof. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit

Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms and provisions of this Agreement.
Section 12.2    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN (TIME BEING OF THE ESSENCE) BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) THE TITLE COMPANY SHALL PAY THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, TO SELLER AND WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS AFTER CLOSING OR THE TERMINATION SURVIVING OBLIGATIONS AFTER TERMINATION. IN ADDITION, PRIOR TO TERMINATING THIS AGREEMENT, SELLER SHALL HAVE THE RIGHT TO ELECT BY WRITTEN NOTICE TO PURCHASER AND THE TITLE COMPANY TO EXTEND THE CLOSING FOR UP TO FIVE (5) BUSINESS DAYS TO ALLOW PURCHASER TO CURE SUCH DEFAULT.
THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.
SELLER’S INITIALS: _______         PURCHASER’S INITIALS: _______
Section 12.3    Consequential and Punitive Damages. Seller and Purchaser each waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that Seller and Purchaser each have waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Seller respectively, or otherwise, which, in the case of Purchaser, include, without limitation, loss of profits or inability to secure lenders, investors or buyers).
ARTICLE XIII
NOTICES
Section 13.1    Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

To Purchaser:	The Sobrato Organization, LLC 599 Castro Street, Fourth Floor Mountain View, CA 94041 Attention: Chase Lyman Telephone: (408) 446-0700 Email: clyman@sobrato.com

with copy to:	The Sobrato Organization, LLC 599 Castro Street, Fourth Floor Mountain View, CA 94041 Attention: Rob Hollister Telephone: (408) 446-0700 Email: rhollister@sobrato.com

with copy to:	DLA Piper LLP (US) 2000 University Avenue East Palo Alto, CA 94303 Attention: Jim Anderson Telephone: (650) 833-2078 Email: Jim.Anderson@dlapiper.com

To Seller:	HINES GLOBAL REIT 550 TERRY FRANCOIS LP
c/o Hines Global REIT Advisors Limited Partnership
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056

Attn: Kevin McMeans
Email: kevin.mcmeans@hines.com
with copy to:    HINES GLOBAL REIT 550 TERRY FRANCOIS LP
            c/o Hines Global REIT Advisors Limited Partnership
            2800 Post Oak Boulevard, Suite 4800
            Houston, Texas 77056
            Attn: Jason P. Maxwell – General Counsel
Email: jason.maxwell@hines.com
with copy to:    Baker Botts L.L.P.
2001 Ross Avenue, Suite 1200
Dallas, Texas 75201
Attn:    Jonathan W. Dunlay
Email:    jon.dunlay@bakerbotts.com

ARTICLE XIV
ASSIGNMENT AND BINDING EFFECT
Section 14.1    Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without Seller’s prior written consent, to be given or withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to a wholly-owned and controlled Affiliate of Purchaser without the consent of Seller, provided that any such assignment does not relieve Purchaser of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
Section 14.2    1031 Exchange. Notwithstanding anything to the contrary in Section 15.1, Seller and Purchaser acknowledge that it may be either party’s intent to pursue a like-kind exchange of property under Section 1031 of the Code. In such event, a party may, assign certain rights that it has under this Agreement, including its right to sell or acquire the Property pursuant to this Agreement, to one or more qualified intermediaries, and to provide notice of such assignment to the other party. In connection with any such assignment the non-assigning party shall reasonably cooperate with the assigning party to effectuate an exchange, provided that (a) such assignment and exchange shall not reduce, modify, release or otherwise affect the assigning party’s obligations and liabilities hereunder, (b) such assignment and exchange not shall delay the Closing hereunder, (c) no party shall incur any costs in connection with such assignment or exchange of the other party, (d) the assigning party agrees to save, indemnify, protect and defend the other party (with counsel reasonably satisfactory to such other party) from and against and hold the other party harmless from any and all expenses and/or liabilities arising from such assignment and exchange and the other party shall not be required to take title to any other property, and (e) no party shall have any responsibility and makes no representations or warranties with respect to the legal effects or tax effects of such exchange or any documents used to effect such exchange by the other party.
ARTICLE XV
LIMTATIONS ON SURVIVAL AND LIABILITY
Section 15.1    Survival of Representations, Warranties and Covenants.
(a)    Notwithstanding anything to the contrary contained in this Agreement, the representations, warranties and covenants of Seller set forth in this Agreement and Seller’s liability under any provision of this Agreement, and under any Closing Document, will survive the Closing only until the end of the Survival Period. Purchaser shall not have any right to bring any action against Seller as a result of (i) any untruth, inaccuracy or breach of such representations, warranties, or covenants under this Agreement or any Closing Document, or (ii) the failure of Seller to perform its obligations under any other provision of this Agreement or under any other document or agreement executed in connection with this Agreement, including all documents and agreements executed at Closing (“Closing Documents”), (x) unless Purchaser has delivered written notice of such untruth, inaccuracy, breach or failure within the Survival Period, and (y) unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000), and then only to the extent of such excess. In addition, in no event will Seller’s liability for all such untruths, inaccuracies, breaches, and/or failures under Section 8.1, any other provision of this Agreement or under any Closing Documents exceed, in the aggregate, one percent (1%) of the Purchase Price.
(b)    Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Purchaser obtains knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser’s review of the Due Diligence Items and its due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations, warranties or covenants, or agreements herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.
(c)    Subject to Sections 16.1(a) and 16.1(b), the Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement will not survive the Closing Date but will be merged into the Closing Documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement.

(d)    The limitations on Seller’s liability contained in this Article XVI are in addition to, and not limitation of, any limitation on liability provided elsewhere in this Agreement or by law or any other contract, agreement or instrument.
ARTICLE XVI
MISCELLANEOUS
Section 16.1    Waivers; Amendments. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act. This Agreement may not be amended except in a writing signed by both Seller and Purchaser.
Section 16.2    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom, subject, however, in the case of Seller, to the limitations set forth in Section 16.1 above. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 16.3    Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Without limiting the foregoing, Purchaser acknowledges that Purchaser has no, and waives any, right to extend the Closing Date, except to extent expressly provided for in this Agreement.
Section 16.4    Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
Section 16.5    Counterparts; Electronic Signatures Binding. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the party sending the signature by such electronic means immediately upon being sent by such party.
Section 16.6    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Without limiting the foregoing, if the limitation on the time period for bringing claims being limited to the Survival Period is held by a court to be unenforceable, Purchaser and Seller hereby agree that the applicable limitations period for bringing claims under this Agreement shall be reduced to the shortest period permitted under applicable law. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 16.7    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings (oral or written) with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
Section 16.8    Governing Law and Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS THAT ARE SEATED IN SAN FRANCISCO, CALIFORNIA, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
Section 16.9    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.
Section 16.10    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
Section 16.11    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

Section 16.12    Exhibits. The following exhibits are incorporated herein by reference:

Exhibit A	Legal Description
Exhibit B	Service Contracts
Exhibit C-1	Major Tenant
Exhibit C-2	Tenant Estoppel Certificate
Exhibit D	Commission Agreements
Exhibit E	Lawsuits, Default Notices, Notices of Violations, Condemnations
Exhibit F	List of Tenants and Tenant Leases
Exhibit G-1	Seller Leasing Costs
Exhibit G-2	Purchaser Leasing Costs
Exhibit H	General Conveyance, Bill of Sale, Assignment and Assumption
Exhibit I	Deed
Exhibit J	Non-Foreign Entity Certification
Exhibit K	Estoppel Certificate (Terry Francois Parking Structure Easement Agreement)
Exhibit L	Must-Cure Matters
Exhibit M-1	Assignment Agreement
Exhibit M-2	Assignment and Assumption of Successor Project Labor Agreement
Exhibit M-3	Assignment and Assumption of Tax Payment Agreement
Exhibit M-4	Tax Allocation Debt Promissory Note
Exhibit N	Development Entitlements
Section 16.13    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.
Section 16.14    Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.
Section 16.15    Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Seller’s partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or their respective constituent members, partners, shareholders, employees, agents, directors, officers or other owners. Seller’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller under this Agreement and the Closing Documents.
Section 16.16    Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
Section 16.17    Environmental Covenant. Purchaser acknowledges that the Real Property is subject to the Environmental Covenant, and Purchaser hereby covenants to comply with the Environmental Covenant. Without limiting the generality of the foregoing, the Environmental Covenant requires all Owners and Occupants (as therein defined) to include the following statement in all purchase agreements or leases (or other grant of right or possession) relating to the Real Property:

“a.    The land described herein may contain hazardous materials in soils and in the ground water under the property, and is subject to a deed restriction (Covenant and Restriction) dated as of February 23, 2000, and recorded on March 21, 2000, in the Official Records of San Francisco County, California, as Document No. 2000G748552, which Covenant and Restriction imposes certain covenants, conditions, and restrictions on usage of the property described herein. This statement is not a declaration that a hazard exists.

“b.    In all future leases, licenses, permits, or other agreements between, on the one hand, an Owner or Occupant, and, on the other hand, another entity, which authorizes such entity to undertake or to engage in activities that are subject to one or more requirements set forth in the Risk Management Plan (RMP), the contracting Owner or Occupant will provide a copy of the RMP or its relevant provisions prior to execution of such agreements and ensure that such agreements contain covenants that (a) such entity will comply with the RMP (to the extent the RMP applies to the entity’s activities); (b) such entity will obligate other entities with which it contracts for construction, property maintenance or other activities which may disturb soil or groundwater to comply with the applicable provisions of the RMP; and (c) such entity (and the entities with which it so contracts) will refrain from interfering with Owner’s or Occupant’s compliance with the RMP.

“c.    In all agreements between an Owner and another entity providing for access to the Property for the purpose of environmental mitigation, monitoring or remediation (“Environmental Responses”) by such entity, the Owner will provide that entity with a copy of the RMP prior to execution of such agreement and ensure that such agreements contain covenants by the entity that the entity will (a) comply with the RMP (to the extent the RMP applies to the entity's activities); and (b) obligate any person or company with which it contracts for Environmental Response that may disturb soil or groundwater to comply with the applicable provisions of the RMP.”
Section 16.18    RMP. Purchaser hereby acknowledges receipt of the RMP.
Section 16.19    San Francisco Soils Analysis Disclosure. Purchaser acknowledges and understands that the Real Property is located in an area of the City and County of San Francisco subject to the requirements of Article 20 of the San Francisco Public Works Code and Article 22A of the San Francisco Health Code, and in accordance with the requirements of Section 1233 of the San Francisco Health Code, Purchaser hereby acknowledges receipt of a summary of such Articles, a copy of which is attached to the RMP as Exhibit F.
Section 16.20    Community Facilities Districts. Purchaser acknowledges that, pursuant to the CFDs, a lien of Special Tax has been established with respect to the Property. Nothing herein shall be deemed to require Seller to reimburse Purchaser for any CFD Assessments, other taxes or public or private assessments that may now or hereafter be owing with respect to the Property, all of which shall be the sole responsibility of Purchaser, subject, however, to proration of the foregoing to the extent the same relate to the period prior to Closing. If requested by Seller, Purchaser shall execute additional instruments whereby Purchaser acknowledges the existence of the CFDs and that Purchaser is aware of the terms and conditions thereof.
Section 16.21    [Intentionally Omitted].
Section 16.22    [Intentionally Omitted].
Section 16.23    Development Easements - Following Closing. Upon and following the Closing, Purchaser shall, at the written request of Master Developer grant, consent to, convey or dedicate Development Easements, provided that such Development Easements (a) are required, in the sole determination of Master Developer, as applicable, for the development of other property in Mission Bay or to establish reasonable conditions, covenants and restrictions regulating the operation and maintenance of the Property or other property in Mission Bay; (b) will not materially and adversely affect the development of the Property; and (c) are materially consistent with the material terms of the Development Entitlements.
Section 16.24    Master Association and Transportation Management Association. Purchaser acknowledges that the owner of the Property is or will be a member of the Mission Bay Commercial Maintenance Corporation (“MBCMC”) and Purchaser is obligated to participate in a Transportation Management Association (the “TMA”) that was formed to implement and administer the Transportation System Management Plan for the Mission Bay Development Area. Purchaser further acknowledges that the Property is subject to the covenants, conditions and restrictions contained in the Master Commercial Declaration and to participation in the Master Association and

TMA, and that Purchaser will be responsible for all assessments that may be owing with respect to the Property following the Closing with respect to the Master Association and TMA.
Section 16.25    Project Labor Agreement. Purchaser acknowledges that Seller is a party to the Agreement Regarding Successor Project Labor Agreement. In connection with the Closing, Purchaser shall execute and deliver the Assignment of Successor Project Labor Agreement. After the Closing, Purchaser shall, if requested by the other parties to the Agreement Regarding Successor Project Labor Agreement or the Council (as defined in the Agreement Regarding Successor Project Labor Agreement), enter into an agreement in substantially the form of the Agreement Regarding Successor Project Labor Agreement.
Section 16.26    Parking Structure. A parking structure (the “Parking Structure”) constructed on Block 27 provides parking for Block 26a, Block 28, Block 27 and Block 26 (the owners of said Blocks are collectively referred to as the “Block 26/27 Owners”). The respective rights and obligations of each of the Block 26/27 Owners with respect to the use, operation and maintenance of the Parking Structure are set forth in that certain Easement Agreement dated as of December 14, 2007 and recorded in the Official Records on December 14, 2007 as Instrument No. 2007I502747, as amended (the “Parking Structure Easement Agreement”).
Section 16.27    Agency Approval of Transfers to Exempt Entities. Purchaser, on behalf of itself and its successors, agrees that during the Term (as defined in the South OPA) of the South OPA Purchaser will not Transfer the Property, or any portion thereof, to any entity for any use that is or could be exempt from property taxation without first obtaining (a) from such tax exempt entity a binding contractual commitment, in form and substance reasonably satisfactory to the Redevelopment Agency, the City of San Francisco, Mission Bay 526a/528 and Master Developer, obligating such entity to make a payment in lieu of taxes (“PILOT Agreement”) equal to the full amount of the property taxes that would have been assessed against the Property notwithstanding the ownership or use by a tax exempt entity, or (b) Purchaser entering into a PILOT Agreement, in form and substance reasonably satisfactory to the Redevelopment Agency, the City of San Francisco and Master Developer, for the benefit of the Redevelopment Agency and the City of San Francisco, requiring the full payment of property taxes (or a payment in lieu thereof in an amount equal to the property taxes) that would have been assessed against the Real Property notwithstanding such occupancy by such tax exempt entity, or (c) the written consent of the Redevelopment Agency, the City of San Francisco and Mission Bay 526a/528, in their respective sole discretion. Purchaser agrees not to request an adjustment to the Base Year Value for the South Plan Area (as defined in the South OPA) as a result of any permitted Transfer to an entity exempt from property taxation. For purposes hereof, “Base Year Value” means the aggregate assessed value of property within the South Plan Area on the assessment roll last equalized prior to the effective date of the ordinance adopting the Mission Bay South Redevelopment Plan (as defined in the South OPA) and the term “last equalized” has the meaning set forth in Section 2052 of the California Revenue and Taxation Code. Purchaser shall include in all agreements for the Transfer of the Property, or any portion thereof, a contractually binding provision requiring that unless the Redevelopment Agency, the City of San Francisco and Mission Bay 526a/528 in their respective sole discretion agree otherwise, any such Transferee (or subsequent Transferee of such Transferee) that is a tax-exempt entity enter into a PILOT reasonably satisfactory to the Redevelopment Agency, the City of San Francisco, Mission Bay 526a/528 and Master Developer consistent with this Section 17.28.
Section 16.28    Future Dedication. Purchaser shall cooperate reasonably with the Master Developer and its affiliated companies, successors and assigns in connection with the future dedication of South Street and any other property abutting the Real Property intended to be dedicated to the appropriate Governmental Authority.
Section 16.29    Transfer Notice. After the Closing, Seller shall send the notice required by Section 3.4 of the Environmental Covenant.
Section 16.30    Development Entitlements. Before the Contingency Date, Purchaser shall have reviewed the Development Entitlements, including, without limitation, the RMP and Environmental Covenant and related documents listed on Exhibit N attached hereto. Purchaser covenants to perform all obligations or other actions to be performed by Purchaser under this Agreement in accordance with the Development Entitlements and all Applicable Laws, and agrees that it shall be solely responsible for all fees and costs related to any development of the Property occurring after the Closing.
Section 16.31    Diversity Program.
(a)    Without limiting the generality of Section 17.30, Purchaser expressly acknowledges that it has received and reviewed the Program in Diversity/Economic Development Program, attached as Attachment H to the South OPA (the “Diversity Program”). Purchaser agrees to comply with all of the provisions of the Diversity Program applicable to the Property or Purchaser’s construction, use or development of the Property. Purchaser acknowledges that Schedule 4, Section I.C of the Diversity Program references the City-wide “First Source Hiring Program” (FSHP) adopted by the City and County of San Francisco August 3, 1998 and codified at San Francisco Administrative Code Sections 83.1-83.1(8). The FSHP is designed to identify entry-level positions associated with employees engaged in construction work for certain commercial development projects and to provide first interview opportunity to graduates of city-sponsored training programs. Purchaser acknowledges that its activities with respect to the Property are or may be subject to the FSHP, and that the FSHP and the Diversity Program may impose obligations on Purchaser, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals. Purchaser agrees to comply with any applicable requirements contained in the FSHP or the Diversity Program.
(b)    Purchaser expressly acknowledges that the Diversity Program provides for the arbitration of certain disputes under the circumstances therein set forth. Consequently, with respect thereto and as to the subject matter thereof, Purchaser agrees to be bound by the applicable arbitration provisions.
NOTICE: BY INITIALING IN THE SPACE BELOW, PURCHASER IS AGREEING TO HAVE ANY DISPUTE CONCERNING THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION SET FORTH IN THE DIVERSITY PROGRAM DECIDED BY

NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND PURCHASER IS GIVING UP ANY RIGHTS IT MIGHT POSSESS TO HAVE A DISPUTE LITIGATED IN COURT OR A JURY TRIAL. BY INITIALING IN THE SPACE BELOW, PURCHASER IS GIVING UP ITS JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION REFERENCED ABOVE. IF PURCHASER REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, PURCHASER MAY BE COMPELLED TO ARBITRATE UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. PURCHASER’S AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
PURCHASER HAS READ AND UNDERSTANDS THE FOREGOING AND AGREES TO SUBMIT DISPUTES CONCERNING THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION SET FORTH IN THE DIVERSITY PROGRAM TO A NEUTRAL ARBITRATOR.
_____________
Purchaser’s Initials
Section 16.32     Non-Discrimination. Without limiting the generality of Section 17.30, Purchaser acknowledges that the South OPA expressly provides that there shall be no discrimination against or segregation of persons or groups of persons or any employee or applicant for employment on account of race, color, creed, religion, national origin, ancestry, sex, marital or domestic partner status, familial status, lawful source of income (as defined in Section 3304 of the San Francisco Police Code), gender identity, sexual orientation, age or disability (including, without limitation, HIV/AIDS status) in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Property. All deeds, leases or contracts for the sale, lease, sublease or other transfer of all or any portion of the Property are required to contain the foregoing nondiscrimination and non-segregation provision.
Section 16.33    Mitigation Measures. Without limiting the generality of Section 17.30, Purchaser expressly acknowledges that the South OPA contains mitigation measures relating to the Property. Purchaser acknowledges that it will comply with and do all things necessary to perform the obligations of Owner (as defined in the South OPA) now or hereafter pertaining to the Property.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.
PURCHASER:

THE SOBRATO ORGANIZATION, LLC,
a California limited liability company

By:
Name:    John Michael Sobrato
Title:     Manager

SELLER:
HINES GLOBAL REIT 550 TERRY FRANCOIS LP,
a Delaware limited partnership

By:    Hines Global REIT 550 Terry Francois GP LLC,
a Delaware limited liability company,
its general partner

By:_____________________________
Name:_Kevin L. McMeans___________
Title: Manager

JOINDER BY TITLE COMPANY
First American Title Insurance Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the __________ day of November, 2018, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit, when and if made, and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.
FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Printed Name:
Title:

EXHIBIT A
LEGAL DESCRIPTION
That certain real property situated in the City of SAN FRANCISCO, County of SAN FRANCISCO,
State of CALIFORNIA, and described as follows:

PARCEL ONE: (MISSION BAY BLOCK 28)

LOT 11, AS SHOWN ON THE MAP ENTITLED “PARCEL MAP, PLANNED DEVELOPMENT, MISSION
BAY, BEING PHASE 1 OF A SUBDIVISION OF LOT 1 OF ASSESSOR’S BLOCK 8721 AS SHOWN ON
THAT CERTAIN MAP ENTITLED ’MAP OF MISSION BAY’ RECORDED JULY 19, 1999 IN BOOK Z OF
MAPS AT PAGES 97-119 IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN
FRANCISCO, CALIFORNIA.,” RECORDED DECEMBER 7, 2000, IN BOOK 44 OF PARCEL MAPS,
PAGES 151 TO 155, IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN
FRANCISCO, CALIFORNIA, AS CORRECTED BY “CERTIFICATE OF CORRECTION” RECORDED
DECEMBER 23, 2002, REEL I 289, IMAGE 324, INSTRUMENT NO. 2002-H319808-00, AND
“CERTIFICATE OF CORRECTION” RECORDED DECEMBER 23, 2004, REEL I790, IMAGE 734,
INSTRUMENT NO. 2004-H877783-00, IN THE OFFICE OF SUCH RECORDER (SUCH PARCEL MAP
AS SO CORRECTED REFERRED TO HEREAFTER AS THE “PARCEL MAP”).

EXCEPTING THEREFROM THE FOLLOWING:

AS EXCEPTED AND RESERVED BY THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY,
A DELAWARE CORPORATION (“SANTA FE”), IN THAT CERTAIN GRANT DEED DATED JANUARY
21, 1987, RECORDED MARCH 31, 1987, IN REEL E309, IMAGE 1138, INSTRUMENT NO.
D966411, OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF
CALIFORNIA, FROM THAT PORTION OF THE ABOVE DESCRIBED REAL PROPERTY LYING
WITHIN THE BOUNDARIES OF THE LAND DESCRIBED THEREIN, THE FOLLOWING:

ALL MINERALS, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND
OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS,
PROVIDED THAT SANTA FE SHALL NOT HAVE THE RIGHT TO GO UPON OR USE THE SURFACE
OF SAID LAND, OR ANY PART THEREOF, FOR THE PURPOSE OF DRILLING FOR, MINING, OR
OTHERWISE REMOVING, ANY OF SAID MINERALS. SANTA FE MAY, HOWEVER, AND RESERVES
THE RIGHT TO, REMOVE ANY OF SAID MINERALS FROM SAID LAND BY MEANS OF WELLS,
SHAFTS, TUNNELS, OR OTHER MEANS OF ACCESS TO SAID MINERALS WHICH MAY BE
CONSTRUCTED, DRILLED OR DUG FROM OTHER LAND, PROVIDED THAT THE EXERCISE OF
SUCH RIGHTS BY SANTA FE SHALL IN NO WAY INTERFERE WITH OR IMPAIR THE USE OF THE
SURFACE OF THE ABOVE DESCRIBED REAL PROPERTY OR OF ANY IMPROVEMENTS THEREON.

AS EXCEPTED AND RESERVED FOREVER BY THE STATE OF CALIFORNIA IN THAT CERTAIN
PATENT DATED JUNE 14, 1999, TO THE CITY AND COUNTY OF SAN FRANCISCO, A CHARTER
CITY AND COUNTY, IN TRUST, RECORDED JULY 19, 1999, IN REEL H429, IMAGE 507,
INSTRUMENT NO. 99-G622155-00, OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN
FRANCISCO, STATE OF CALIFORNIA, FROM THAT PORTION OF THE ABOVE DESCRIBED REAL
PROPERTY LYING WITHIN THE BOUNDARIES OF MINERAL RIGHTS PARCELS 9, 10, AND 11
DESCRIBED IN SUCH PATENT, THE FOLLOWING:

ALL MINERALS AND ALL MINERAL RIGHTS OF EVERY KIND AND CHARACTER NOW KNOWN TO
EXIST OR HEREAFTER DISCOVERED IN THE ABOVE REFERRED TO MINERAL RIGHTS PARCELS
9, 10, AND 11, INCLUDING, BUT NOT LIMITED TO, OIL AND GAS AND RIGHTS THERETO,
TOGETHER WITH THE SOLE, EXCLUSIVE, AND PERPETUAL RIGHT TO EXPLORE FOR, REMOVE,
AND DISPOSE OF THOSE MINERALS BY ANY MEANS OR METHODS SUITABLE TO THE STATE OF
CALIFORNIA OR TO ITS SUCCESSORS AND ASSIGNS, BUT WITHOUT ENTERING UPON OR
USING THE SURFACE OF THE ABOVE REFERRED TO MINERAL RIGHTS PARCEL 9, 10, AND 11,
AND IN SUCH MANNER AS NOT TO DAMAGE THE SURFACE THEREOF OR TO INTERFERE WITH
THE USE THEREOF BY THE CITY AND COUNTY OF SAN FRANCISCO, ITS SUCCESSORS AND
ASSIGNEES; PROVIDED, HOWEVER, THAT THE STATE OF CALIFORNIA, ITS SUCCESSORS AND
ASSIGNS, WITHOUT THE PRIOR WRITTEN PERMISSION OF THE CITY AND COUNTY OF SAN
FRANCISCO, ITS SUCCESSORS AND ASSIGNEES, SHALL NOT CONDUCT ANY MINING
ACTIVITIES OF ANY NATURE WHATSOEVER ABOVE A PLANE LOCATED FIVE HUNDRED FEET
(500’) BELOW THE SURFACE OF THE ABOVE REFERRED TO MINERAL RIGHTS PARCELS 9, 10,
AND 11.

PARCEL TWO:

EASEMENTS, APPURTENANT TO PARCEL ONE HEREINABOVE, AS RESERVED IN THAT CERTAIN
“DECLARATION OF RESTRICTIONS” DATED OCTOBER 31, 2000, EXECUTED BY CATELLUS
DEVELOPMENT CORPORATION, A DELAWARE CORPORATION, RECORDED DECEMBER 7, 2000,
REEL H779, IMAGE 402, INSTRUMENT NO. 2000-G873073-00, OFFICIAL RECORDS OF THE CITY
AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, WITHIN THE FOLLOWING PARCEL
OF LAND:

LOT D DESCRIBED IN SUCH DECLARATION AND BEING A PORTION OF LOT 12 SHOWN ON THE
PARCEL MAP.

PARCEL THREE:

EASEMENT, APPURTENANT TO PARCEL ONE HEREINABOVE, AS RESERVED IN ARTICLE VI OF
THAT CERTAIN “MASTER DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND
RESERVATION OF EASEMENTS FOR MISSION BAY COMMERCIAL” DATE JANUARY 9, 2001,
EXECUTED BY CATELLUS DEVELOPMENT CORPORATION, A DELAWARE CORPORATION,
RECORDED JANUARY 16, 2001, REEL H804, IMAGE 058, INSTRUMENT NO. 2001-G889923-00,
AS AMENDED BY FIRST AND SECOND AMENDMENTS THERETO RECORDED, RESPECTIVELY,
AUGUST 17, 2004, REEL I703, IMAGE 226, INSTRUMENT NO. 2004-H78770-00, AND OCTOBER
20, 2004, REEL I747, IMAGE 186, INSTRUMENT NO. 2004-H834740-00, IN THE OFFICIAL
RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, WITHIN
THE FOLLOWING PARCELS OF LAND:

LOTS A, B, AND C SHOWN ON THE PARCEL MAP, AND LOT 22 (ALSO KNOWN AS PARCEL D) OF FINAL MAP 4141 RECORDED IIN BOOK BB PAGES 179 TO 183.

PARCEL FOUR:

A PERPETUAL NON-EXCLUSIVE EASEMENT APPURTENANT TO PARCEL ONE HEREINABOVE, TO
PARK UP TO, BUT NOT MORE THAN, 308 PASSENGER VEHICLES AND UP TO, BUT NOT MORE
THAN, 16 BICYCLES IN THE GARAGE, INCLUDING THE RIGHT OF VEHICULAR AND BICYCLE
INGRESS TO AND EGRESS FROM THE GARAGE OVER AND ACROSS THE MARKED ENTRANCES
AND EXITS FROM THE GARAGE AND OVER AND ACROSS THE MARKED DRIVEWAYS AND RAMPS
WITHIN THE GARAGE, AND INCLUDING THE RIGHT OF PEDESTRIAN INGRESS AND EGRESS
FROM THE GARAGE OVER AND ACROSS SUCH PORTIONS OF THE GARAGE AND GARAGE SITE
AS MAY BE REASONABLY NECESSARY FOR THE BLOCK 28 PARTIES TO HAVE ACCESS TO THEIR
VEHICLES AND BICYCLES, ALL AS MORE PARTICULARLY DESCRIBED AND DEFINED IN THAT
CERTAIN EASEMENT AGREEMENT (PERMANENT ACCESS AND PARKING EASEMENT) (MISSION
BAY SOUTH-BLOCKS 26, 26A, 27 AND 28) DATED AS OF DECEMBER 14, 2007, BY AND AMONG
ARE-SAN FRANCISCO BAY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, ML MISSION BAY,
LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND 500 TERRY FRANCOIS BLVD., LLC, A
DELAWARE LIMITED LIABILITY COMPANY, RECORDED DECEMBER 14, 2007 AS INSTRUMENT
NO. 2007I502747, IN THE OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO,
CALIFORNIA.
ASSESSORS LOT 011; BLOCK 8721
EXHIBIT B
SERVICE CONTRACTS

Service Contracts	Date

Siemens	2/1/15
Syserco	2/1/17
Tower Safety Services	5/17/13
Baker’s Floor Care	5/1/14
Emcor Services	6/1/18
Garratt Callahan	5/1/14
Caledonian	1/1/15
ThyssenKrupp Elevator	10/1/15
EnerNoc (Energy Monitoring)	1/31/18
Peterson Power (Generator)	8/1/16
Mission Bay Landscaping	5/14/15
Rooftop Area Use Agreement-Mortenson Clark	12/7/16
First Amendment to Rooftop Area Use Agreement-Mortenson Clark	12/7/16
Rooftop Area Use Agreement-Golden State Warriors	2/1/17

EXHIBIT C-1
MAJOR TENANT
The Gap, Inc.

EXHIBIT C-2
FORM OF TENANT ESTOPPEL CERTIFICATE
[All blanks will be completed by Seller prior to delivery of Estoppel Certificate to the Tenant.]
From:
(“Tenant”)
To:
(“Purchaser”)
and
HINES ________________________ (LANDLORD ENTITY)
Lease:        Lease dated ____________, _____ between Landlord and Tenant, covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
Premises:    Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Lease) (the “Premises”), located in the building having an address of _______________________.
Tenant hereby certifies to Landlord, Purchaser, and any lender to Purchaser as follows:
1.    Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered or amended, except by the documents listed on Annex I attached hereto.
2.    The Commencement Date of the Lease occurred on _____________, and the Expiration Date of the Lease will occur on ________________.
3.    The annual [Net Rent] under the Lease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. Tenant is also responsible to pay, as [Additional Rent], Tenant’s [Proportionate Share of Basic Cost] (as defined in the Lease), which for the current year consists of $__________ per month for the portion of Basic Cost attributable to operating expenses and real estate taxes. Tenant has fully paid all Net Rent, Additional Rent and other sums due and payable under the Lease on or before the date of this Certificate and Tenant has not paid any Rent more than one month in advance.
4.    As of the date of this Certificate, (i) to Tenant’s knowledge, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, and (ii) Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
5.    As of the date of this Certificate, to Tenant’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of Rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
6.     Except as set forth in the Lease, Tenant is not entitled to any concession, rebate, allowance, or free rent for any period after this Certificate. All initial improvements that Landlord was required to complete under the Lease have been completed and any initial tenant improvement allowance that Landlord was required to provide Tenant under the Lease has been paid in full.
7.    Tenant has accepted and is presently occupying the Premises, and, to Tenant’s knowledge, the Premises have been completed in accordance with the terms of the Lease.
8.    Tenant has waived or allowed to lapse all rights to purchase the Premises that Tenant has under the Lease in connection with Landlord’s sale of the Premises to Purchaser. Tenant has no right to lease additional or different space in the Property, except ____________________________.
9.    Tenant has paid to Landlord a security deposit in the amount of $___________. Tenant has delivered to Landlord a security deposit in the form of a letter of credit in the amount of $________.
10.    Tenant has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease or the Premises, except __________.
11.    Tenant has no right to extend the term of the Lease or expand the Premises, except _________________________________________________.
12.    Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and its assigns (including any parties providing financing for the Property) will, and will be entitled to, rely on the truth of this Certificate.
13.    The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.
EXECUTED on this _____ day of ____________, 2018.
“TENANT”

By:    ____________________________________
Name:     ____________________________________
Title:     ____________________________________

EXHIBIT D
COMMISSION AGREEMENTS
NONE

EXHIBIT E
LAWSUITS, DEFAULT NOTICES, NOTICES OF VIOLATIONS, CONDEMNATIONS
NONE

EXHIBIT F

LIST OF TENANTS AND TENANT LEASES

Lease Documents	Date

Lease	11/22/00
Mission Bay Office Lease	11/22/00
Parking Agreement	11/22/00
First Amendment to Lease	5/31/01
Second Amendment to Lease	8/15/02
Amended and Restated Work Letter	8/15/02
Third Amendment to Lease	8/8/05
Fourth Amendment to Lease	10/28/15
Fifth Amendment to Lease	2/17/16
Six Amendment to Lease	9/15/16

EXHIBIT G-1
SELLER LEASING COSTS
NONE

EXHIBIT G-2
PURCHASER LEASING COSTS
NONE

EXHIBIT H
GENERAL CONVEYANCE, BILL OF SALE,
ASSIGNMENT AND ASSUMPTION
HINES GLOBAL REIT 550 TERRY FRANCOIS LP, a Delaware limited partnership (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by ____________________, a ____________________ (“Purchaser”), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:
(a)    Seller’s right, title, and interest in and to all equipment, appliances, tools, supplies, machinery, furnishings and other tangible personal property, attached to, appurtenant to, located in the improvements (the “Improvements”) located on the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the “Real Property”) and used exclusively in connection with the ownership or operation of the Improvements (the “Personal Property”), but specifically excluding (i) items of personal property owned by tenants (each a “Tenant”) of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, (iii) any items of personal property owned or leased by Seller’s property manager, and (iv) all other Reserved Company Assets (as defined in the Purchase Agreement defined below);
(c)    All of Seller’s right, title and interest, as lessor, under all leases, rental agreements or occupancy agreements, and all amendments, modifications and supplements thereto (“Tenant Leases”) with the Tenants set forth on Exhibit B attached hereto;
(d)    All of Seller’s right, title, and interest under all service contracts set forth on Exhibit C attached hereto (the “Service Contracts”);
(e)    Any and all of Seller’s right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps, development rights and entitlements issued, approved or granted in connection with the Real Property and the Improvements, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Licenses and Permits”); and
(f)    Any and all of Seller’s right, title and interest in and to all assignable and transferable trade names, trademarks, logos and service marks (in each case, if any) owned by Seller and utilized by Seller solely in connection with the operation of the Real Property and Improvements (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), Seller, its affiliates, the property manager and Tenants) to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Intangible Property Rights”), excluding all Reserved Company Assets.
The Personal Property, Tenant Leases, Licenses and Permits and Intangible Property Rights are hereinafter collectively referred to as the “Property.”
Seller has executed this General Conveyance, Bill of Sale, Assignment and Assumption (this “General Conveyance”) and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Property and Purchaser has accepted this General Conveyance and purchased the Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER AND PURCHASER DATED NOVEMBER _____, 2018, REGARDING THE PROPERTY (the “Purchase Agreement”) IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.
Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe (i) all of the obligations and covenants of Seller under the Service Contracts, Tenant Leases, Licenses and Permits, and Intangible Property Rights, assigned to Purchaser, which are to be performed or observed on or subsequent to the date hereof, and (ii) all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the lease of space in the Real Property and improvements (“Leasing Costs”) for which Purchaser is responsible under Section 10.4(e) of the Purchase Agreement.
To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement. The obligations of Seller under this General Conveyance are limited by the provisions of Section 16.1 of the Purchase Agreement.
EXECUTED as of the ______ day of _______________, 2018.
SELLER:

HINES GLOBAL REIT 550 TERRY FRANCOIS LP,
a Delaware limited partnership

By:    Hines Global REIT 550 Terry Francois GP LLC,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

PURCHASER:
,
a
By:
Name:
Title:

EXHIBIT I
DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
THIS GRANT DEED AND ALL
TAX STATEMENTS TO:

_______________________________
_______________________________
_______________________________
_______________________________

(Above Space for Recorder's Use Only)

APN No. _______
Lot __; Block ___
GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, HINES GLOBAL REIT 550 TERRY FRANCOIS LP, a Delaware limited partnership (“Grantor”), hereby GRANTS to _________________________, a _______________________ (“Grantee”), the following described real property (the “Property”) located in the City of San Francisco, County of San Francisco, State of California:
SEE EXHIBIT “1” ATTACHED HERETO AND INCORPORATED
HEREIN BY THIS REFERENCE
SUBJECT TO:
1.    Taxes and assessments.
2.    All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters whether or not of record or visible from an inspection of the Property and all matters which an accurate survey of the Property would disclose.
3.    The Property may contain hazardous materials in soils and in the ground water under the property, and is subject to a deed restriction (Covenant and Environmental Restriction on Property) dated as of February 23, 2000, and recorded in the Official Records on March 21, 2000, as Document No. 2000-G748552-00, Reel H 598, Image 172 (the “Environmental Covenant”), which Environmental Covenant imposes certain covenants, conditions, and restrictions on usage of the Property. This statement is not a declaration that a hazard exists. The Environmental Covenant references and requires compliance with the provisions of the Risk Management Plan, Mission Bay Area, San Francisco, California, dated May 11, 1999 (the “RMP”), and provides, among other things, that:
(a)    In all future leases, licenses, permits, or other agreements between, on the one hand, an Owner or Occupant (as such terms are defined in the Environmental Covenant), and, on the other hand, another entity, which authorizes such entity to undertake or to engage in activities that are subject to one or more requirements set forth in the RMP, the contracting Owner or Occupant will provide a copy of the RMP or its relevant provisions prior to execution of such agreements and ensure that such agreements contain covenants that (i) such entity will comply with the RMP (to the extent the RMP applies to the entity’s activities); (ii) such entity will obligate other entities with which it contracts for construction, property maintenance or other activities which may disturb soil or groundwater to comply with the applicable provisions of the RMP; and (iii) such entity (and the entities with which it so contracts) will refrain from interfering with Owner’s or Occupant’s compliance with the RMP.
(b)    In all agreements between an owner and another entity providing for access to the Property for the purpose of environmental mitigation, monitoring or remediation (“Environmental Response”) by such entity, the Owner will provide that entity with a copy of the RMP prior to execution of such agreements and ensure that such agreements contain covenants by the entity that the entity will (i) comply with the RMP (to the extent that RMP applies to the entity's activities); and (ii) obligate any person or company with which it contracts for Environmental Response that may disturb soil or groundwater to comply with the applicable provisions of the RMP.
GRANTEE HEREIN COVENANTS, by and for itself and on behalf of its successors and assigns, that the Property is and shall be subject to the Mission Bay South Redevelopment Plan, the Declaration of Restrictions recorded in the Official Records on December 3, 1998 as Document No. G447250 and the Mission Bay South Owner Participation Agreement, each as amended, and shall be maintained in accordance therewith and shall not be devoted to any other use or used for any other purpose.
GRANTEE FURTHER COVENANTS, by and for itself and on behalf of its successors assigns, and all persons claiming under or through them, that there shall be no discrimination against or segregation of, any person or group of persons or any employee or applicant for employment on account of race, color, creed, religion, sex, marital or domestic partner status, familial status, national origin, ancestry, lawful source of income (as defined in Section 3304 of the San Francisco Police Code), gender identity, sexual orientation, age or disability (including, without limitation, HIV/AIDS status) in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Property, nor shall Grantee or any person claiming under or through Grantee, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the Property. All deeds, leases, subleases, or contracts concerning the Property shall contain the non-discrimination clauses specified for each type of document in Section 33436 of the California Health and Safety Code. The foregoing covenants shall run with the land.
GRANTEE FURTHER COVENANTS, for itself and on behalf of its successors and assigns as to all or any portion of the Property, agrees that during the term of the South OPA (as defined below) Grantee will not Transfer (as defined in the South OPA) the Property, or any portion thereof, or lease space in, or otherwise grant any occupancy rights in the Property, to any entity for any use that is or could be exempt from property taxation without first (a) obtaining from such tax exempt entity a binding contractual commitment, in form and substance reasonably satisfactory to, and for the benefit of, the Redevelopment Agency of the City and County of San Francisco (the “Agency”) and the City, obligating such entity to make a payment in lieu of taxes (“PILOT Agreement”) equal to the full amount of the property taxes that would have been assessed against the Property notwithstanding such ownership or occupancy by a tax exempt entity; or (b) Grantee entering into a binding PILOT Agreement, in form and substance reasonably satisfactory to, and for the benefit of, the Agency and the City, requiring the full payment of property taxes (or a payment in lieu thereof in an amount equal to the property taxes) that would have been assessed against such Property notwithstanding such occupancy by such tax exempt entity; or (c) obtaining the written consent of the Agency and the City, in their respective sole discretion. Grantee and Grantor each hereby agrees not to request an adjustment to the Base Year Value (as defined below) for the South Plan Area (as defined in the South OPA) as a result of any Transfer permitted under this Paragraph to an entity exempt from property taxation. For purposes hereof, (i) the term “South OPA” means that certain Mission Bay South Owner Participation Agreement authorized by the Agency on September 17, 1998, by Resolution No. 193-98 and dated November 16, 1998, between the Agency and Catellus Development Corporation, including all Attachments thereto, recorded December 3, 1998 as Instrument No. 98-G477258, Book/Reel H273, Page/Image 275 in the Official Records, as amended by a certain First Amendment to Mission Bay South Owner Participation Agreement dated February 17, 2004, between the Agency and Catellus Land and Development Corporation, recorded March 4, 2004 as Instrument No. 2004-H669955, Book/Reel I587, Page/Image 521 in the Official Records, as further amended by a Second Amendment to Mission Bay South Owner Participation Agreement dated November 1, 2005, between the Agency, Catellus Operating Limited Partnership and FOCIL-MB, LLC, as any of the foregoing may be amended from time to time, and (ii) the term “Base Year Value” means the aggregate assessed value of property within the South Plan Area on the assessment roll last equalized prior to the effective date of the ordinance adopting the Mission Bay South Redevelopment Plan (as defined in the South OPA), and the term “last equalized” has the meaning set forth in Section 2052 of the California Revenue and Taxation Code. Grantee shall include in all agreements for the Transfer of the Property, or any portion thereof, a contractually binding provision substantially consistent with this Paragraph. Grantee’s obligations under this Paragraph shall survive the recordation of this Grant Deed and shall not be deemed merged into this Grant Deed upon its recordation.
IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the __________ day of ________________, 2018.
HINES GLOBAL REIT 550 TERRY FRANCOIS LP,
a Delaware limited partnership

By:    Hines Global REIT 550 Terry Francois
GP LLC, a Delaware limited liability
company, its general partner

By:
Name:
Title:

By:
Name:
Title:

ACCEPTANCE BY GRANTEE
Grantee hereby accepts this Grant Deed and agrees to be bound by the reservations and exceptions contained herein and by the covenants made by Grantee herein.
Grantee hereby also agrees that, subject to the remainder of this paragraph, (a) any PILOT Agreement also shall be in form and substance reasonably satisfactory to, and for the benefit of, FOCIL-MB, LLC, a Delaware limited liability company (“FOCIL”) (or “Approved Infrastructure Successor” (as defined below), as the case may be), and (b) any transaction involving any entity for any use that is or could be exempt from property taxation that requires the consent of the City and the Agency (a “Subject Transaction”) also shall require the consent of FOCIL (or Approved Infrastructure Successor, as the case may be), in its sole discretion. Grantee shall use commercially reasonable efforts to consult with FOCIL (or Approved Infrastructure Successor, as the case may be) regarding the terms of the PILOT Agreement and/or the Subject Transaction. Grantee shall deliver a request for approval (“Request for Approval”) of any proposed PILOT Agreement and/or any Subject Transaction (together with a copy thereof) to FOCIL at the address below or such other address as may be designated by FOCIL (or Approved Infrastructure Successor, as the case may be) to Grantee in writing from time to time. FOCIL (or Approved Infrastructure Successor, as the case may be), shall deliver written notice of its approval or disapproval (which notice of disapproval shall set forth the reasons for such disapproval) within ten (10) business days after the date on which Grantee delivers a Request for Approval (as evidenced by a return receipt or other evidence of delivery from a reputable commercial delivery service). It shall be reasonable for FOCIL (or Approved Infrastructure Successor, as the case may be) to disapprove any proposed PILOT Agreement and/or Subject Transaction that fails (c) to provide for payment of one hundred (100%) of the Property Taxes assessed against the Property notwithstanding its ownership, lease, use or occupancy by a tax exempt entity, and (d) to provide for the timely payment of Property Taxes without any extended, delayed or deferred assessment or schedule for payment of Property Taxes. This paragraph shall expire and be of no further force or effect upon the later of such time as (x) the Agency has no further obligation under the South OPA for the reimbursement of Infrastructure Costs (as defined in the South OPA), or (y) no existing or future Infrastructure Debt (as defined below) or CFD debt for the Mission Bay South Project Area remains outstanding. For purposes hereof, the following terms shall have the following meanings: (i) “Approved Infrastructure Successor” means FOCIL’s successor with respect to the obligation to construct the infrastructure or other improvements to be constructed in accordance with the Mission Bay South Infrastructure Plan (attached to the South OPA as Attachment D) and the Mission Bay South Scope of Development (attached to the South OPA as Attachment B), provided that such successor has been approved by the Agency, (ii) “Mission Bay South Project Area” means the area located in the City that is the subject of the South OPA, (iii) “Infrastructure Debt” means Tax Allocation Debt (as defined in the South OPA) for the Mission Bay South Project Area, to the extent the proceeds thereof are used to reimburse Infrastructure Costs, and (iv) “Property Taxes” means ad valorem taxes plus other taxes and assessments, including, but not limited to, special taxes, CFDs and other taxes that are collected with ad valorem taxes.
Any request for approval by FOCIL (or Approved Infrastructure Successor, as the case may be) shall be delivered to the following address:
FOCIL-MB, LLC
c/o Farallon Capital Management, L.L.C.
One Maritime Plaza, Suite 1325
San Francisco, CA 94104
Attn: Richard B. Fried and Seth Hamalian
Facsimile No.: 415/956-8852

With a copy to:

Mission Bay S26a/S28, LLC
c/o Catellus Urban Construction, Inc.
201 Mission Street, 2nd Floor
San Francisco, CA 94105
Attn: Legal Department
Facsimile No.: 415/974-4613
_________________________________________, a ___________________________

By:
Name:
Title:

EXHIBIT “1”

LEGAL DESCRIPTION OF PROPERTY

The land referred to herein is situated in the State of California, City and County of San Francisco, and is described as follows:

[To be provided]

CERTIFICATE OF ACKNOWLEDGMENT
OF NOTARY PUBLIC
State of California
County of __________
On _______________ before me, (here insert name and title of the officer), personally appeared __________________________________________________________________ __________________________________________________________________________ __________________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature __________________________________ (Seal)

State of California
County of __________
On _______________ before me, (here insert name and title of the officer), personally appeared __________________________________________________________________ __________________________________________________________________________ __________________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature __________________________________ (Seal)

EXHIBIT J
NON-FOREIGN ENTITY CERTIFICATION
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by HINES ________________________, a Delaware __________________, (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is _______________; and
4.    Transferor’s office address is
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Houston, Texas 77056
Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.
TRANSFEROR:

HINES _____________,
a Delaware ___________

By:
Name:
Title:

EXHIBIT K
ESTOPPEL CERTIFICATE

(Terry Francois Parking Structure Easement Agreement)
To:    _____________________ and each “Relying Party” (as defined below)
_____________________
_____________________
_____________________
Attn: _________________

Re:
(i) Easement Agreement (Permanent Access and Parking Easement) (Mission Bay South — Blocks 26, 26a, 27 & 28) recorded December 14, 2007, as Document No. 2007-1502747 in the Office of the Recorder of the City and County of San Francisco, State of California (“Official Records”), (ii) Memorandum of Allocation of Block 26-27 Spaces [Easement Agreement (Permanent Access and Parking Easement) (Mission Bay South – Blocks 26, 26a, 27, & 28)] recorded in the Official Records on November 1, 2010, as Document No. 2010-J073282 (the “Allocation Memo”), and (iii) First Amendment to Easement Agreement (Permanent Access and Parking Easement) (Mission Bay South – Blocks 26, 26a, 27, 28, 29, 30, 31 & 32) recorded in the Official Records on July 16, 2014, as Document No. 2014-J907749 (the “Easement Agreement”)

Background Information
A.All initially capitalized terms used but not defined in this Estoppel Certificate have the meanings given such terms in the Easement Agreement.
B.The undersigned is the Garage Owner.
C.Pursuant to Section 9 of the Easement Agreement, Hines Global REIT 550 Terry Francois LP (“HGR”), the Block 28 Owner, has requested that the undersigned execute this Estoppel Certificate for the benefit of the following parties (each, a “Relying Party”, and collectively, the “Relying Parties”): (i) HGR, (ii) ________________ (“Purchaser”), who is purchasing Block 28 directly from HGR, and (iii) any person or entity providing financing to Purchaser for Purchaser’s purchase of Block 28, which financing will qualify as a Mortgage with respect to Block 28, and its successors and assigns.
Certifications
With reference to the foregoing Recitals, the undersigned hereby certifies to each Relying Party as follows:

1.	To the current actual knowledge of the undersigned, as of the date of this Estoppel Certificate, there exist no defaults by or claims against the Block 28 Owner under the Easement Agreement.

2.
To the current actual knowledge of the undersigned, all obligations of the Block 28 Owner under the Easement Agreement that were required to have been performed or satisfied as of the date of this Estoppel Certificate have been so performed or satisfied.

3.	All required payments by the Block 28 Owner under the Easement Agreement as of the date of this Estoppel Certificate have been paid.

4.
As of the date of this Estoppel Certificate, the Easement Agreement has not been amended and is in full force and effect. Notwithstanding the foregoing, please be advised that the undersigned recorded a Memorandum of Allocation of Block 26-27 Spaces [Easement Agreement (Permanent Access and Parking Easement) (Mission Bay South Blocks 26, 26a, 27, & 28)]. For your convenient reference, a copy of the notice of the allocation described in such Memorandum is attached to this Certificate as Exhibit 1.

Please be advised that the undersigned did not act as the “Developing Phase Owner” or the “DPO” under the PFA. Accordingly, the undersigned is not making any certification whatsoever regarding the performance or satisfaction of any obligation of the Block 28 Owner under the PFA, regardless of whether the Easement Agreement includes rights or remedies that may be exercised by the Garage Owner if any such obligation is not performed or satisfied by the Block 28 Owner and, therefore, such obligation might also be deemed, construed, or interpreted to constitute an obligation of the Block 28 Owner under the Easement Agreement.
Please be advised that the delivery of this Estoppel Certificate does not constitute an acknowledgment or agreement by the undersigned that the Garage Owner is under any legal obligation to deliver estoppel or other certificates, in this or any other form, to a prospective purchaser of a Project. Please be advised further that any deviation in this Estoppel Certificate from the specific terms of Section 9 of the Easement Agreement is a courtesy only, for this request only, and shall not be deemed, construed, or interpreted as having created a custom or practice in any way or manner contrary to the specific terms of Section 9 of the Easement Agreement, as having modified the specific terms of Section 9 of the Easement Agreement, or as having waived the Garage Owner’s right to strictly adhere to the specific terms of Section 9 of the Easement Agreement in connection with any future estoppel certificate.

Dated: _____________, 20__	ARE–SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership, Managing Member

By:	ARE-QRS Corp., a Maryland corporation, General Partner
By:
Name:
Its:

EXHIBIT L
MUST-CURE MATTERS
(i) Any liens securing any existing mortgage or deed of trust financing obtained or assumed by Seller that encumbers all or any portion of the Property as of the Effective Date.
(ii) Any liens securing any other mortgage or deed of trust financing voluntarily obtained by Seller after the Effective Date and prior to the Closing.
(iii) Any other mechanics’ liens or materialmens’ liens arising from any work or improvements at the Property commissioned by Seller that encumber the Property on the Closing Date.

EXHIBIT M-1
ASSIGNMENT AGREEMENT
REQUESTED BY AND
WHEN RECORDED RETURN TO:

_____________
______________
___________
_____________

ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT
(Mission Bay South - Land Use Block 28)

THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this “Agreement”), effective as of ________________, 2018 (the “Effective Date”), is entered into by and among the SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO (the “Successor Agency”), HINES GLOBAL REIT 550 TERRY FRANCOIS LP, a Delaware limited partnership (“Assignor”), and __________________ (“Assignee”).
RECITALS:
A.    In accordance with the Community Redevelopment Law of the State of California (Health & Safety Code Section 33000 et seq.), the City and County of San Francisco (the “City”), acting through its Board of Supervisors, has approved a Redevelopment Plan for the Mission Bay South Redevelopment Project by Ordinance No. 335-98 adopted by the Board of Supervisors on November 2, 1998. The Redevelopment Plan was recorded in the Office of the Recorder of the City and County of San Francisco (the “Official Records”) on November 18, 1998, at Reel H264, Image 420, Series No. 98-G470337-00, and a Certificate of Correction thereto was recorded in the Official Records on January 20, 1999, at Reel H304, Image 513, Series No. 99-G501704-00. The Redevelopment Plan, as corrected and as it may be amended from time to time, is referred to herein as the “Mission Bay South Redevelopment Plan.”
B.    The Mission Bay South Redevelopment Plan provides for the redevelopment, rehabilitation and revitalization of the area generally bounded by the south embankment of the China Basin Channel and Seventh Street, Interstate 280, Mariposa Street, Terry Francois Boulevard, and Third Street, as more particularly described in such plan (the “South Plan Area”).
C.    In order to facilitate the implementation of the Mission Bay South Redevelopment Plan, the Successor Agency’s predecessor in interest, the Redevelopment Agency of the City and County of San Francisco (the “Redevelopment Agency” or the “Agency”) and Catellus Development Corporation (“CDC”) entered into that certain Mission Bay South Owner Participation Agreement dated as of November 16, 1998, and recorded in the Official Records on December 3. 1998 as Document No. 98-G477258-00 (the “Original South OPA”), which has been amended by (i) that certain First Amendment to Mission Bay South Owner Participation Agreement, dated as of February 17, 2004, between the Agency and Catellus Land and Development Corporation, a Delaware corporation (“CLDC”) (as assignee of Catellus Operating Limited Partnership, a Delaware limited partnership (“COLP”), the successor by merger to CDC, with respect to certain rights and obligations of COLP under the Original South OPA) and recorded in the Official Records on March 4, 2004 as Document No. 2004-H669955¬00; and (ii) that certain Second Amendment to Mission Bay South Owner Participation Agreement, dated as of November 1, 2005, among the Agency, COLP and FOCIL-MB, LLC, a Delaware limited liability company (“FOCIL-M13”) (as assignee of CLDC with respect to all of CLDC’s rights and obligations under the Original South OPA) and recorded in the Official Records on November 30, 2005 as Document No. 20051080843. The Original South OPA, as amended, is more particularly described in Item 5 of the Development Entitlements listed in Exhibit “2” attached hereto (the “Development Entitlements”), which list is illustrative of the material documents and instruments governing development of property within the South Plan Area, but is not intended to be an exhaustive list of all documents, instruments, and/or other matters that may govern development of property within the South Plan Area, The Original South OPA, as so amended, is herein referred to as the “South OPA” and, unless otherwise defined in this Agreement, all initially capitalized defined terms used in this Agreement shall have the respective meanings given them in the South OPA.
D.    Pursuant to that certain Certificate of Completion (the “Certificate of Completion”) issued by the Redevelopment Agency on February 4, 2003 and recorded in the Official Records on February 4, 2003, at Reel 1317, Image 521, Document No. 2003-H351213 00, and with respect to the obligations to construct the Improvements in accordance with the Redevelopment Agency-approved Construction Documents, the Redevelopment Agency issued a conclusive determination of the completion of construction of the applicable Improvements in accordance with the South OPA with respect to the Project located on the real property located within the South Plan Area commonly known as 550 Terry Francois Boulevard in San Francisco, California and more particularly described in Exhibit “1” attached hereto and made a part hereof (the “Transferred Property”), including, without limitation, the Infrastructure required to be completed in connection with said Project.
E.    550 Terry Francois Blvd., L.L.C., a Delaware limited liability company, assumed the “Owner’s” rights and remaining obligations under the South OPA with respect to (and only with respect to) the Transferred Property pursuant to that certain Assignment, Assumption and Release Agreement, dated as of November 10, 2005, among the Agency, Mission Bay S26a/S28, LLC, a Delaware limited liability company (the then Owner and seller of the Transferred Property), 550 Terry Francois Blvd., L.L.C., and FOCIL-MB and recorded in the Official Records on November 15, 2005 as Document No. 20051071659 (the “Prior Assignment”).
F.    Assignor’s predecessor, GLL Terry Francois Blvd., L.L.C., a Delaware limited liability company (“Assignor’s Predecessor”), assumed the “Owner’s” rights and remaining obligations under the South OPA with respect to (and only with respect to) the Transferred Property pursuant to that certain Assignment, Assumption and Release Agreement, dated as of October 29, 2009, among the Agency, Assignor’s Predecessor, and 550 Terry Francois Blvd., L.L.C. and recorded in the Official Records on November 30, 2009 as Document No. 2009-1879304 (the “Prior Assignment”).
G.    Assignor assumed the “Owner’s” rights and remaining obligations under the South OPA with respect to (and only with respect to) the Transferred Property pursuant to that certain Assignment, Assumption, and Release Agreement, dated as of August ___, 2012, among the Agency, Assignor’s Predecessor, and Assignor, and recorded in the Official Records on __________________ as Document No. ______________.
H.    The South OPA provides that, subject to the terms and conditions contained in Section 14 thereof, CDC (and any Transferee) shall have the right (1) to Transfer all or any portion of the South Plan Area during the Term of the South OPA; (2) to assign all or a portion of its rights and obligations under the South CPA to such Transferee; and (3) upon the Redevelopment Agency’s receipt of an Assumption Agreement duly executed by the Owner and the Transferee, and the Redevelopment Agency’s execution of the release provision therein, to be released from the obligations of the Owner under the South OPA that are applicable to the portion of the South Plan Area so transferred but that are not intended to be retained by the Owner after the Transfer.
I.    The Redevelopment Agency was dissolved pursuant to State Assembly Bill No. 26 (ABXI 26) approved by Governor Brown on June 28, 2011, and filed with the California Secretary of State on June 29, 2011, and the Redevelopment Agency’s right to receive such an Assumption Agreement and to grant such an Owner release under the South OPA with respect to a Transfer is held by the Successor Agency pursuant to State Assembly Bill No. 1484 (Chapter 26, Statutes of 2011-12, Regular Session), approved by Governor Brown on June 27, 2012.
J.    Assignee and Assignor are parties to that certain ______________ dated as of _____________________, 2018 (the “Purchase Agreement”), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor, the Transferred Property.
K.    In connection with the sale of the Transferred Property to Assignee, Assignor desires to assign to Assignee as of the Effective Date certain of the rights and obligations of the Owner under the South OPA applicable to the Transferred Property, and Assignee is willing to accept from Assignor such assignment and to assume such obligations applicable to the Transferred Property, on the terms and conditions set forth in the South OPA and this Agreement.
L.    In connection with the assignment and assumption of Assignor’s rights and obligations under the South OPA applicable to the Transferred Property as provided in this Agreement, Assignor desires to be released by the Successor Agency from its obligations under the South OPA applicable to the Transferred Property (except as expressly provided below); and the Successor Agency is willing to release Assignor from such obligations, on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Successor Agency, Assignor and Assignee agree as follows:
1.    Reaffirmation of Obligations. Assignor, for the benefit of the Successor Agency, reaffirms its obligation to perform the Excluded Obligations (as defined in Paragraph 2 below) (to the extent such Excluded Obligations remain unfulfilled as of the Effective Date).
2.    Assignment by Assignor. Assignor hereby assigns to Assignee as of the Effective Date all of the rights and obligations of the Owner under the South OPA to the extent applicable to the Transferred Property; except, however, Assignor and Assignee agree that such assignment shall not include or affect Assignor’s obligations (the “Retained Obligations”) with respect to (i) any liability under any indemnities contained in the South OPA (including, without limitation, the indemnities contained in Section 15.1 of the South OPA) with respect to the Transferred Property that arose or accrued prior to the Effective Date, and (ii) any default in any obligation to pay money in connection with the obligations of Owner under the South OPA applicable to the Transferred Property where such default occurred prior to the Effective Date. Assignor and Assignee acknowledge and agree that the indemnities set forth in Paragraphs 4.1 and 4.2 below are effective only from and after the Effective Date and only with respect to the Transferred Property and the Transferred Obligations. Notwithstanding the foregoing, Assignor and Assignee confirm that the assignment contemplated hereby shall not include or affect the rights and obligations reserved by FOCIL-MB as identified in clauses (a) through (m) of Paragraph 2.1 of the Prior Assignment. The obligations described in this Paragraph 2.1 are collectively herein referred to as the “Excluded Obligations”.
3.    Assumption by Assignee.
3.1    Assumption. Excepting and excluding the Excluded Obligations and the Retained Obligations, (i) Assignee hereby accepts all of the rights of the Owner under the South OPA to the extent applicable to the Transferred Property, and (ii) Assignee hereby assumes and agrees to be bound by and perform, as a direct obligation of Assignee to the Successor Agency, each and all of the obligations, terms, covenants and agreements of the Owner under the South OPA to the extent applicable to the Transferred Property, including, without limitation, obligations to comply with the requirements of the First Source Hiring Program, the Diversity Program, CEQA Mitigation Measures, and participation in the Transportation Management Plan (the obligations so accepted and assumed are referred to herein collectively as the “Transferred Obligations”).
3.2    Assignee Indemnification.
3.2.1.    Assignee hereby agrees to protect, defend and indemnify Assignor, Assignor’s parent, affiliated and subsidiary companies, and Assignor’s or such companies’ officers, directors, shareholders, members, partners, agents, employees and attorneys, and their respective successors and assigns (collectively, “Assignor Affiliates”) against, and to hold Assignor and Assignor Affiliates harmless from, any and all Losses asserted against or incurred by Assignor or any Assignor Affiliates in connection with or arising out of Assignee’s failure to fully satisfy, perform and observe each and all of the Transferred Obligations first arising after the Closing.
3.2.2.    Assignor agrees to give prompt notice to Assignee with respect to any suit or claim initiated or threatened against Assignor or Assignor Affiliates against which Assignee is obligated to indemnify such person or entity hereunder, and in no event later than the earlier of (i) ten (10) days after valid service of process as to any filed suit or (ii) fifteen (15) days after receiving written notification of the filing of any such suit or the assertion of any claim that Assignor has reason to believe is likely to give rise to a claim for indemnity hereunder. If prompt notice is not given to Assignee, then Assignee’s liability hereunder shall terminate as to the matter for which such notice is not given, provided that failure to notify Assignee shall not affect the rights of Assignor or the obligations of Assignee hereunder unless Assignee is prejudiced by such failure, and then only to the extent of such prejudice. Assignee shall, at its option but subject to the reasonable consent and approval of Assignor, be entitled to control, through counsel of Assignee’s own choice, the defense, compromise or settlement of any such suit or claim initiated or threatened against Assignor or Assignor Affiliates against which Assignee is obligated to indemnify such person or entity hereunder; provided, however, that in all cases Assignor shall be entitled to participate in such defense, compromise or settlement at its own expense. If, however, in Assignor’s reasonable judgment, Assignee shall fail to take reasonable and appropriate action to defend, compromise or settle such suit or claim within thirty (30) days following notice from Assignor alleging such failure, Assignor shall have the right to promptly hire counsel to carry out such defense, compromise or settlement, in which event Assignee shall (without limiting Assignee’s obligations under this Paragraph 3.2) pay to Assignor (within thirty (30) days following receipt by Assignee of a properly detailed invoice therefor) all reasonable attorneys’ fees and costs relating thereto.
3.3    Assignee’s Acknowledgement. In accordance with the requirements of Section 1.14 of the South OPA, Assignee hereby acknowledges that it has reviewed the South OPA and, subject to and excluding the Excluded Obligations and the Retained Obligations, agrees to be bound by the South OPA and all conditions and restrictions applicable to the Transferred Property, including, without limitation, all conditions and restrictions contained in the Plan Documents and the Development Entitlements that are applicable to the Transferred Property and that by their terms survived the issuance of the Certificate of Completion.
4.    Assignee’s Indemnity of Successor Agency.
4.1    General Indemnity. Except as provided in Section 15.4 of the South OPA, Assignee agrees to and shall indemnify, defend, and hold the Successor Agency and its commissioners, members, officers, employees, agents, successors and assigns, harmless from and against all claims, demands, losses, liabilities, damages, liens, obligations, interest, injuries, penalties, fines, lawsuits or other proceedings, judgments and awards and costs and expenses (including reasonable attorneys’ fees and costs and consultant fees and costs and court costs) of whatever kind or nature, known or unknown, contingent or otherwise, including the reasonable costs to the Successor Agency of carrying out the terms of any judgment, settlement, consent, decree, stipulated judgment or other partial or complete termination of an action or procedure that requires the Successor Agency to take any action (collectively, “Losses”) arising from or as a result of (i) the noncompliance of any Improvements on the Transferred Property with any Federal, state or local laws or regulations, including those relating to handicap access, or (ii) the death of any person or any accident, injury, loss or damage whatsoever caused to any person or to the property of any person which shall occur in or on the Transferred Property and which shall be directly or indirectly caused by the negligent act or omission of Assignee or its agents, servants, employees or contractors, except to the extent such Losses are directly or indirectly caused by the negligent act or omission or willful act of the Successor Agency or its commissioners, members, officers, employees, agents, successors and assigns including the negligence or other actionable misconduct of the Successor Agency, acting (or failing to act) in its governmental capacity, in the exercise of its police powers.
4.2    Contracts and Agreements. In addition to the foregoing, Assignee shall defend, hold harmless and indemnify the Successor Agency and its respective commissioners, members, officers, agents and employees of and from all Losses arising directly or indirectly out of or connected with contracts or agreements entered into by Assignee in connection with its performance of the Transferred Obligations, except to the extent caused by the willful misconduct or the negligence of the Successor Agency or arising from obligations to Successor Agency, City or any City Agency arising under the Diversity Program or arising from compliance with Section 19.33 of the South OPA.
4.3    Indemnities. The indemnities set forth in Paragraphs 4.1 and 4.2 above are intended to have the same force, effect, meaning, and import as the indemnities set forth in Section 15.1 of the South OPA, limited, however, to the Transferred Property and the Transferred Obligations.
5.    Representations and Warranties of Assignor. Assignor hereby makes the following representations and warranties to the Successor Agency and Assignee as of the Effective Date:
5.1    South OPA. To the actual knowledge of Assignor, the South OPA is unmodified and in full force and effect.
5.2    No Default. To the actual knowledge of Assignor, no default on the part of Assignor, and no breach or failure of condition that, with notice or lapse of time or both, would constitute a default on the part of Assignor, exists under the South OPA with respect to the Transferred Property.
5.3    No Set-offs. To the actual knowledge of Assignor, there are no set-offs or defenses against the enforcement of any right or remedy, or any duty or obligation, of the Successor Agency or Assignor.
5.4    No Termination Right. Assignor currently has no right to terminate the South OPA pursuant to Section 12.2(a) or 12.2(c) of the South OPA.
5.5    Consents. Assignor has obtained all consents to the assignments and transfers of the Transferred Property to Assignee that may be required by any agreement to which Assignor is a party. Other than the consents so obtained, no consent to the Transfer of the Transferred Property to Assignee is required under any agreement to which Assignor is a party or by which the Transferred Property is bound (other than the South OPA).
5.6    No Conflict. The execution, delivery, and performance by Assignor of this Agreement (i) will not contravene any legal requirements applicable to Assignor or the Transferred Property, (ii) will not conflict with, breach or contravene any other agreement binding upon Assignor or the Transferred Property, and (iii) will not result in the creation or imposition of any liens on any portion of the Transferred Property (except as may be permitted under the terms of the South OPA).
6.    Representations and Warranties of Assignee. Assignee hereby makes the following representations and warranties to the Successor Agency as of the Effective Date:
6.1    No Successor Agency Representations. Assignee has reviewed and is familiar with the terms and conditions of the South OPA. Assignee recognizes and acknowledges that, except as expressly provided in Paragraph 7 below, the Successor Agency makes no representation or warranty hereby, express or implied, regarding the amount, nature or extent of any obligation, liability or duty under the South OPA with regard to the Transferred Property. Assignee understands and acknowledges that (i) Assignee is responsible for satisfying itself as to the existence and extent of the Transferred Obligations, and (ii) in accordance with the representations made by the Successor Agency in Paragraph 7 below, the Successor Agency has not agreed to any amendment of any provision of the South OPA with regard to the Transferred Property and, except as expressly provided herein, in the South OPA or in the Certificate of Completion, the Successor Agency has not waived any right of the Successor Agency or obligation of Owner under the South OPA with respect to the Transferred Property.
6.2    Consents. Assignee has obtained all consents in connection with its assumption of the Transferred Obligations and for its acquisition of the Transferred Property that may be required by any agreement to which it is a party. Other than the consents so obtained, no consent to the acquisition of the Transferred Property is required under any agreement to which Assignee is a party.
6.3    No Conflict. The execution, delivery, and performance by Assignee of this Agreement and the Transferred Obligations (i) will not contravene any legal requirements applicable to Assignee, (ii) will not conflict with, breach or contravene any other agreement binding upon Assignee, and (iii) will not result in the creation or imposition of any liens on any portion of the Transferred Property (except as may be permitted under the terms of the South OPA).
6.4    Litigation. To the current actual knowledge of Assignee, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority pending or threatened against or affecting Assignee, in which there is a reasonable possibility of a determination adverse to Assignee and that are reasonably likely, individually or in the aggregate, if determined adversely to Assignee, to have a material adverse effect on the ability of Assignee to perform the Transferred Obligations.
7.    Representations and Warranties of Successor Agency. The Successor Agency hereby makes the following representations and warranties to Assignor and Assignee as of the Effective Date:
7.1    South OPA. The South OPA is in full force and effect, and the Successor Agency has not agreed to any amendment of any provision of the South OPA with regard to the Transferred Property.
7.2    No Waiver. Except as expressly provided herein, in the South OPA or in the Certificate of Completion, the Successor Agency has not waived any right of the Successor Agency or any obligation of Owner under the South OPA with respect to the Transferred Property.
7.3    No Default. To the actual knowledge of the Successor Agency, no default on the part of Assignor, and no breach or failure of condition that, with notice or lapse of time or both, would constitute a default on the part of Assignor, exists under the South OPA with respect to the Transferred Property.
7.4    No Set-offs. To the actual knowledge of the Successor Agency, there are no set-offs or defenses against the enforcement of any right or remedy, or any duty or obligation, of the Successor Agency or Assignor,
7.5    No Termination Right. To the actual knowledge of the Successor Agency, the Successor Agency currently has no right to terminate the South OPA pursuant to Section 12.2(b) or 12.2(c) of the South OPA.
8.    Release of Assignor.
8.1    Qualifying Transfer. The Successor Agency hereby acknowledges that it has received a Tax Allocation Debt Promissory Note in the form attached as Exhibit 3 hereto (the “Note”) from Assignee, and that in reliance on the representations and warranties made by Assignee in Paragraph 6 above and in consideration of the Note, the Successor Agency acknowledges that the Transfer from Assignor to Assignee is a permitted Transfer in accordance with Section 14.1(a)(5) of the South OPA. In accordance with Section 14.1(b) of the South OPA, the Successor Agency hereby agrees to release Assignor from its obligations under the South OPA applicable to the Transferred Property, as more particularly set forth in Paragraph 8.2 below.
8.2    Successor Agency Release. The Successor Agency hereby unconditionally and irrevocably fully releases and discharges Assignor and Assignor Affiliates from the obligations of Owner under the South OPA applicable to the Transferred Property, including, without limitation, the Transferred Obligations, but excluding the Retained Obligations and the Excluded Obligations (as defined in Section 2 above). Without limiting the generality of the foregoing, the Successor Agency acknowledges and agrees that neither Assignor nor Assignor Affiliates shall be liable for any default by Assignee with respect to the Transferred Obligations, and no default by Assignee with respect to the Transferred Obligations shall entitle the Successor Agency to modify or terminate the South OPA, or otherwise affect any rights thereunder, with respect to any portion of the South Plan Area other than the Transferred Property. With respect to the foregoing release, the Successor Agency hereby acknowledges that such release is made with the advice of counsel and with full knowledge and understanding of the consequences and effects of such release. Further, as to unknown and unsuspected claims as of the Effective Date, the Successor Agency hereby acknowledges that such release is made with the full knowledge, understanding and agreement that California Civil Code § 1542 provides as follows, and the Successor Agency hereby agrees that the protection afforded by said Code Section and any similar law of the State of California or any other jurisdiction is specifically waived:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR”.
Successor Agency to the Redevelopment Agency of the City And County of San Francisco
By
8.3    Successor Agency’s Acknowledgment. Without in any way modifying, limiting, or expanding the provisions of Section 14.2 of the South OPA, the Successor Agency hereby confirms that, pursuant to such Section 14.2, (i) Assignee shall not be liable for any default by Assignor, CDC or any other Transferee in the performance of their respective obligations under the South OPA, and (ii) without limiting the foregoing, a default under the South OPA by Assignor or any other Transferee shall not entitle the Successor Agency to modify or terminate the South OPA, or otherwise affect any rights under the South OPA, with respect to the Transferred Property.
9.    General Provisions.
9.1    Attorneys’ Fees. Should any party hereto institute any action or proceeding in court or other dispute resolution mechanism (DRM) to enforce any provision hereof or for damages by reason of an alleged breach of any provision hereof, the prevailing party(ies) shall be entitled to receive from the losing party(ies) court or DRM costs or expenses incurred by the prevailing party(ies) including, without limitation, expert witness fees, document copying expenses, exhibit preparation costs, carrier expenses and postage and communication expenses, and such amount as the court or DRM may adjudge to be reasonable attorneys’ fees for the services rendered the prevailing party(ies) in such action or proceeding. Attorneys’ fees under this Paragraph 9.1 include attorneys’ fees on any appeal, and, in addition, a party(ies) entitled to attorneys’ fees shall be entitled to all other reasonable costs and expenses incurred in connection with such action.
9.1.1.    For purposes of this Agreement, reasonable fees of attorneys and any in-house counsel for the Successor Agency, Assignor or Assignee shall be based on the fees regularly charged by private attorneys with an equivalent number of years of professional experience in the subject matter area of the law for which the party’s in-house counsel’s services were rendered who practice in the City in law firms with approximately the same number of attorneys as employed by the City, or, in the case of Assignor’s or Assignee’s in-house counsel, as employed by the outside counsel for Assignor or Assignee.
9.2    Notices. A notice or communication under this Agreement by any party to the other shall be sufficiently given or delivered if dispatched by hand or by registered or certified mail, postage prepaid, addressed as follows:
9.2.1.    in the case of a notice or communication to the Successor Agency,
Successor Agency to the Redevelopment Agency of the City and County of San Francisco
1 South Van Ness Avenue, 5th Floor
San Francisco, California 94102
Attn: Catherine Reilly
Facsimile No.: (415) 749-2585
Telephone No.: (415) 749-2516

with a copy to:

Office of the City Attorney
City Hall, Room 234
1 Dr. Carlton B. Goodlett Place
San Francisco, CA 94102
Attn: Robert A. Bryan, Esq.
Facsimile No.: (415) 554-4747
Telephone No.: (415) 554-4700

9.2.2.    in the case of a notice or communication to Assignee,
_______________________
_______________________
_______________________
Attn: __________________
Facsimile No.: ___________
Telephone No.: ___________

with a copy to:

_______________________
_______________________
_______________________
Attn: __________________
Facsimile No.: ___________
Telephone No.: ___________

9.2.3.    in the case of a notice or communication to Assignor,
Hines Global REIT 550 Terry Francois Blvd. LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 777056
Attention: Sherri Schugart
Facsimile No.: (713) 966-2075

with copies to:

Hines Global REIT 550 Terry Francois Blvd. LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 777056
Attention: Jason P. Maxwell
Facsimile No.: (713) 966-2075

and

Baker Botts L.L.P.
2001 Ross Avenue, Suite 1200
Dallas, Texas 75201
Attention: Jonathan W. Dunlay
Facsimile No.: (214) 661-4711

For the convenience of the parties, copies of notices may also be given by telefacsimile.
9.2.4.    Every notice given to a party hereto, pursuant to the terms of the South OPA, must state (or must be accompanied by a cover letter that states) substantially the following:
(a)    the Section of the South OPA (or this Agreement) pursuant to which the notice is given and the action or response required, if any;
(b)    if applicable, the period of time within which the recipient of the notice must respond thereto;
(c)    if applicable, that the failure to object to the notice within a stated time period will be deemed to be the equivalent of the recipient’s approval or disapproval of or consent to the subject matter of the notice;
(d)    if approval is being requested, shall be clearly marked “Request for Approval”; and
(e)    if a notice of a disapproval or an objection which requires reasonableness, shall specify with particularity the reasons therefor.
9.2.5.    Any mailing address or telefacsimile number may be changed at any time by giving written notice of such change in the manner provided above at least ten (10) days prior to the effective date of the change. All notices under this Agreement shall be deemed given, received, made or communicated on the date personal receipt actually occurs or, if mailed, on the delivery date or attempted delivery date shown on the return receipt. No party may give official or binding notice by telefacsimile. The effective time of a notice shall not be affected by the receipt, prior to receipt of the original, of a telefacsimile copy of the notice.
9.3    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective executors, administrators, successors and assigns.
9.4    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement to account for more than one counterpart.
9.5    Captions. Any captions to, or headings of, the Paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.
9.6    Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.
9.7    Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference for all purposes.
9.8    Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof
9.9    Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.
9.10    Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.
9.11    Partial Invalidity. If any portion of this Agreement as applied to any party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this Agreement and shall in no way effect the validity or enforceability of the remaining portions of this Agreement.
9.12    Independent Counsel. Each party hereto acknowledges that: (a) they have been represented by independent counsel in connection with this Agreement; (b) they have executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel The fact that this Agreement was prepared by Assignor’s counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Assignor because Assignor’s counsel prepared this Agreement in its final form.
9.13    Assignor’s Liability. No partner, member, employee, officer, director, shareholder, beneficiary or direct or indirect owner of Assignor or any of Assignor’s affiliates has any personal liability for any of Assignor’s representations, warranties, indemnities, covenants or other agreements hereunder or in connection with the transactions contemplated hereby, and any liabilities or claims arising therefrom shall be solely satisfied out of the assets of Assignor. No personal judgments shall be sought or obtained against any partner, member, employee, officer, director, shareholder, beneficiary or direct or indirect owner of Assignor.
9.14    Assignee’s Liability. No partner, member, employee, officer, director, shareholder, beneficiary or direct or indirect owner of Assignee or any of Assignee’s affiliates has any personal liability for any of Assignee’s representations, warranties, indemnities, covenants or other agreements hereunder or in connection with the transactions contemplated hereby, and any liabilities or claims arising therefrom shall be solely satisfied out of the assets of Assignee. No personal judgments shall be sought or obtained against any partner, member, employee, officer, director, shareholder, beneficiary or direct or indirect owner of Assignee.
[The remainder of this page is intentionally left blank.]
IN WITNESS WHEREOF, the Successor Agency has caused this Agreement to be duly executed on its behalf, and Assignor and Assignee have signed or caused this Agreement to be signed by a duly authorized person, all as of the Effective Date.
SUCCESSOR AGENCY TO THE
Approved as to form:                REDEVELOPMENT AGENCY OF THE CITY
AND COUNTY OF SAN FRANCISCO.

Dennis J. Herrera City Attorney
City Attorney                    By:
Name:
By:                         Title:
Heidi J. Gewertz
Deputy City Attorney

HINES GLOBAL REIT 550 TERRY FRANCOIS
LP, a Delaware limited partnership

By:    HINES GLOBAL REIT 550 TERRY
FRANCOIS GP LLC, a Delaware limited
liability company, its general partner

By:
Name:
Title:

By:
Name:
Title:

State of California
County of San Francisco
On _____________, 2018 before me, ____________________________, personally appeared, _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature                  (Seal)

State of California
County of San Francisco
On _________________, 2018 before me, ____________________________, personally appeared ________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature                 (Seal)

State of California
County of ______
On __________________ before me, (here insert name and title of the officer), personally appeared ________________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature                 (Seal)

Exhibit “1”
Legal Description
Real property in the City of San Francisco, County of San Francisco, State of California, described as follows:
PARCEL ONE: (MISSION BAY BLOCK 28)
LOT 11, AS SHOWN ON THE MAP ENTITLED “PARCEL MAP, PLANNED DEVELOPMENT, MISSION BAY, BEING PHASE 1 OF A SUBDIVISION OF LOT 1 OF ASSESSOR’S BLOCK 8721 AS SHOWN ON THAT CERTAIN MAP ENTITLED ‘MAP OF MISSION BAY’ RECORDED JULY 19, 1999 IN BOOK Z OF MAPS AT PAGES 97-119 IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA.,” RECORDED DECEMBER 07, 2000, IN BOOK 44 OF PARCEL MAPS, PAGES 151 TO 155, IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA, AS CORRECTED BY “CERTIFICATE OF CORRECTION” RECORDED DECEMBER 23, 2002, REEL I 289, IMAGE 324, INSTRUMENT NO. 2002-H319808-00, AND “CERTIFICATE OF CORRECTION” RECORDED DECEMBER 23, 2004, REEL 1790, IMAGE 734, INSTRUMENT NO. 2004-H877783-00, IN THE OFFICE OF SUCH RECORDER (SUCH PARCEL MAP AS SO CORRECTED REFERRED TO HEREAFTER AS THE “PARCEL MAP”).
EXCEPTING THEREFROM THE FOLLOWING:
AS EXCEPTED AND RESERVED BY THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY, A DELAWARE CORPORATION (“SANTA FE”), IN THAT CERTAIN GRANT DEED DATED JANUARY 2.1, 1987, RECORDED MARCH 31, 1987, IN REEL E309, IMAGE 1138, INSTRUMENT NO. D966411, OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, FROM THAT PORTION OF THE ABOVE DESCRIBED REAL PROPERTY LYING WITHIN THE BOUNDARIES OF THE LAND DESCRIBED THEREIN, THE FOLLOWING:
ALL MINERALS, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, PROVIDED THAT SANTA FE SHALL NOT HAVE THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND, OR ANY PART THEREOF, FOR THE PURPOSE OF DRILLING FOR, MINING, OR OTHERWISE REMOVING, ANY OF SAID MINERALS. SANTA FE MAY, HOWEVER, AND RESERVES THE RIGHT TO, REMOVE ANY OF SAID MINERALS FROM SAID LAND BY MEANS OF WELLS, SHAFTS, TUNNELS, OR OTHER MEANS OF ACCESS TO SAID MINERALS WHICH MAY BE CONSTRUCTED, DRILLED OR DUG FROM OTHER LAND, PROVIDED THAT THE EXERCISE OF SUCH RIGHTS BY SANTA FE SHALL IN NO WAY INTERFERE WITH OR IMPAIR THE USE OF THE SURFACE OF THE ABOVE DESCRIBED REAL PROPERTY OR OF ANY IMPROVEMENTS THEREON.
AS EXCEPTED AND RESERVED FOREVER BY THE STATE OF CALIFORNIA IN THAT CERTAIN PATENT DATED JUNE 14, 1999, TO THE CITY AND COUNTY OF SAN FRANCISCO, A CHARTER CITY AND COUNTY, IN TRUST, RECORDED JULY 19, 1999, IN REEL H429, IMAGE 507, INSTRUMENT NO. 99 G622155-00, OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, FROM THAT PORTION OF THE ABOVE DESCRIBED REAL PROPERTY LYING WITHIN THE BOUNDARIES OF MINERAL RIGHTS PARCELS 9, 10, AND 11 DESCRIBED IN SUCH PATENT, THE FOLLOWING:
ALL MINERALS AND ALL MINERAL RIGHTS OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED IN THE ABOVE REFERRED TO MINERAL RIGHTS PARCELS 9, 10, AND 11, INCLUDING, BUT NOT LIMITED TO, OIL AND GAS AND RIGHTS THERETO, TOGETHER WITH THE SOLE, EXCLUSIVE, AND PERPETUAL RIGHT TO EXPLORE FOR, REMOVE, AND DISPOSE OF THOSE MINERALS BY ANY MEANS OR METHODS SUITABLE TO THE STATE OF CALIFORNIA OR TO ITS SUCCESSORS AND ASSIGNS, BUT WITHOUT ENTERING UPON OR USING THE SURFACE OF THE ABOVE REFERRED TO MINERAL RIGHTS PARCEL 9, 10, AND 11, AND IN SUCH MANNER AS NOT TO DAMAGE THE SURFACE THEREOF OR TO INTERFERE WITH THE USE THEREOF BY THE CITY AND COUNTY OF SAN FRANCISCO, ITS SUCCESSORS AND ASSIGNEES; PROVIDED, HOWEVER, THAT THE STATE OF CALIFORNIA, ITS SUCCESSORS AND ASSIGNS, WITHOUT THE PRIOR WRITTEN PERMISSION OF THE CITY AND COUNTY OF SAN FRANCISCO, ITS SUCCESSORS AND ASSIGNEES, SHALL NOT CONDUCT AND MINING ACTIVITIES OF ANY NATURE WHATSOEVER ABOVE A PLANE LOCATED FIVE HUNDRED FEET (500’) BELOW THE SURFACE OF THE ABOVE REFERRED TO MINERAL RIGHTS PARCELS 9, 10, AND 11.
PARCEL TWO:
EASEMENTS, APPURTENANT TO PARCEL ONE HEREINABOVE, AS RESERVED IN THAT CERTAIN “DECLARATION OF RESTRICTIONS” DATED OCTOBER 31, 2000, EXECUTED BY CATELLUS DEVELOPMENT CORPORATION, A DELAWARE CORPORATION, RECORDED DECEMBER 07, 2000, REEL H779, IMAGE 402, INSTRUMENT NO. 2000-G873073-00, OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, WITHIN THE FOLLOWING PARCEL OF LAND:
LOT D DESCRIBED IN SUCH DECLARATION AND BEING A PORTION OF LOT 12 SHOWN ON THE PARCEL MAP.
PARCEL THREE:
EASEMENT, APPURTENANT TO PARCEL ONE HEREINABOVE, AS RESERVED IN ARTICLE VI OF THAT CERTAIN “MASTER DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RESERVATION OF EASEMENTS FOR MISSION BAY COMMERCIAL” DATE JANUARY 09, 2001, EXECUTED BY CATELLUS DEVELOPMENT CORPORATION, A DELAWARE CORPORATION, RECORDED JANUARY 16, 2001, REEL H804, IMAGE 058, INSTRUMENT NO. 2001-G889923-00, AS AMENDED BY FIRST AND SECOND AMENDMENTS THERETO RECORDED, RESPECTIVELY, AUGUST 17, 2004, REEL 1703, IMAGE 226, INSTRUMENIT NO. 2004 H78770-00, AND OCTOBER 20, 2004, REEL 1747, IMAGE 186, INSTRUMENT NO. 2004-H834740-00, AND BY SUPPLEMENTAL MASTER DECLARATION RECORDED DECEMBER 07, 2007 AS INSTRUMENT NO. 2007-1499225-00, ALL IN THE OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, WITHIN THE FOLLOWING PARCELS OF LAND:
LOTS A, B, AND C SHOWN ON THE PARCEL MAP AND LOT 22 (ALSO KNOWN AS PARCEL D) OF FINAL MAP 4141 RECORDED IN BOOK BB PAGES 179 TO 183.
PARCEL FOUR:
A PERPETUAL NON-EXCLUSIVE EASEMENT APPURTENANT TO PARCEL ONE HEREINABOVE, TO PARK UP TO, BUT NOT MORE THAN, 308 PASSENGER VEHICLES AND UP TO, BUT NOT MORE THAN, 16 BICYCLES IN THE GARAGE, INCLUDING THE RIGHT OF VEHICULAR AND BICYCLE INGRESS TO AND EGRESS FROM THE GARAGE OVER AND ACROSS THE MARKED ENTRANCES AND EXITS FROM THE GARAGE AND OVER AND ACROSS THE MARKED DRIVEWAYS AND RAMPS WITHIN THE GARAGE, AND INCLUDING THE RIGHT OF PEDESTRIAN INGRESS AND EGRESS FROM THE GARAGE OVER AND ACROSS SUCH PORTIONS OF THE GARAGE AND GARAGE SITE AS MAY BE REASONABLY NECESSARY FOR THE BLOCK 28 PARTIES TO HAVE ACCESS TO THEIR VEHICLES AND BICYCLES, ALL AS MORE PARTICULARLY DESCRIBED AND DEFINED IN THAT CERTAIN EASEMENT AGREEMENT (PERMANENT ACCESS AND PARKING EASEMENT) (MISSION BAY SOUTH-BLOCKS 26, 26A, 27 AND 28) DATED AS OF DECEMBER 14, 2007, BY AND AMONG ARE-SAN FRANCISCO BAY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, ML MISSION BAY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND 550 TERRY FRANCOIS BLVD., L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, RECORDED DECEMBER 14, 2007 AS INSTRUMENT NO. 20071502747, IN THE OFFICIAL RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA.

EXHIBIT “2”
DEVELOPMENT ENTITLEMENTS
1.    The Mission Bay South Redevelopment Plan adopted on November 2, 1998 by the San Francisco Board of Supervisors by Ordinance No. 335-98, as the same may be amended from time to time.
2.    The Mission Bay South Design for Development adopted on September 17, 1998 by the San Francisco Redevelopment Agency Commission by Resolution No. 191-98, as the same may be amended from time to time (including, but not limited to, the amendment adopted on March 16, 2004, by the San Francisco Redevelopment Agency Commission by Resolution No. 34-2004 permitting up to 2 parking spaces for each 1,000 square feet of gross floor area for up to 1,734,000 square feet of gross floor area of life sciences, biotechnology, biomedical, or similar research facility uses).
3.    The Mission Bay Subdivision Ordinance adopted on October 26, 1998 by the San Francisco Board of Supervisors by Ordinance No. 329-98.
4.    The Mission Bay Subdivision Regulations adopted by the Department of Public Works on November 18, 1998, as the same may be amended from time to time.
5.    The Mission Bay South Owner Participation Agreement authorized by the San Francisco Redevelopment Agency on September 17, 1998 by Resolution No. 193-98 and dated November 16, 1998, by and between the San Francisco Redevelopment Agency and Catellus Development Corporation, as amended by that that certain First Amendment to Mission Bay South Owner Participation Agreement authorized by the San Francisco Redevelopment Agency on February 17, 2004 by Resolution No. 23-2004 and that certain Second Amendment to Mission Bay South Owner Participation Agreement authorized by the San Francisco Redevelopment Agency on November 1, 2005 by Resolution No. 177-2005, including all Attachments thereto, as the same may be amended from time to time.
6.    The Final Mission Bay Subsequent Environmental Impact Report certified on September 17, 1998.
7.    Mission Bay South Plan Area Streetscape Master Plan dated December 15, 1999 as approved by the San Francisco Redevelopment Agency Commission by Resolution No, 06-2000, as the same may be amended from time to time.
8.    Signage Master Plan Application dated June 27, 2000 as approved by the San Francisco Redevelopment Agency Commission by Resolution No. 101-2000, as the same may be amended from time to time.
9.    Blocks 26-28 Major Phase Application authorized by the San Francisco Redevelopment Agency Commission on March 21, 2000, by Resolution No. 41-2000, as the same may be amended from time to time.
10.    The Risk Management Plan dated May 11, 1999 for the Mission Bay Area, San Francisco, California, approved on May 12, 1999 by the State of California Regional Water Quality Control Board for the San Francisco Bay Region, as the same may be amended from time to time.
11.    The Covenant and Environmental Restriction on Property by Catellus Development Corporation made for the benefit of the California Regional Water Quality Control Board for the San Francisco Bay Region dated February 23, 2000, and recorded in the official records of the City and County of San Francisco as Document No. 2000-0748552.
12.    Tentative Subdivision Map (MB-3 for Mission Bay Planning Blocks S-26 thru S-28), conditionally approved on November 15, 2000 (which amended and restated the conditional approval on October 20, 2000).
13.    That certain map entitled “PARCEL MAP PLANNED DEVELOPMENT MISSION BAY, BEING PHASE 1 OF A SUBDIVISION OF LOT I OF ASSESSOR’S BLOCK 8721 AS SHOWN ON THAT CERTAIN MAP ENTITLED ‘MAP OF MISSION BAY’ RECORDED ON JULY 19, 1999 IN BOOK Z OF MAPS AT PAGES 97-119 IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA”, recorded December 7, 2000, in Book 44 of Parcel Maps, at Pages 151-155, City and County of San Francisco Records, as corrected by that certain “Certificate of Correction” recorded December 23, 2002, in Reel 1289, Image 324, Series No. 2002-H319808-00, in the Office of the Recorder of the City and County of San Francisco, State of California.
14.    Transportation Management Association Strategic Plan and Organizational Structure dated May 5, 1999, as the same may be amended from time to time.
15.    Any approvals by the San Francisco Redevelopment Agency of basic concept design plans, schematic design plans, design development documents, and/or final construction documents for the improvements constructed on the Property.
16.    Project authorizations from the Planning Commission (pursuant to Sections 320-325 of the San Francisco Planning Code) (i.e., a Prop M allocation) approving “office developments” on the Property.
17.    The Final Map filed January 25, 2001 in Book Z of Maps at Pages 154 to 168, inclusive, in the Recorder of the City and County of San Francisco, California.

EXHIBIT “3”
TAX ALLOCATION DEBT PROMISSORY NOTE
_____________, California
Date: _____________, 2018
FOR VALUE RECEIVED, the undersigned, ___________________, a ________________ (the “Promisor”), promises to pay, on demand, to the order of the SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO (the “Payee”), at 770 Golden Gate Avenue, San Francisco, California 94102, Attention: Director of Finance (or such other place or to such other party as the Payee may from time to time designate in writing), for the benefit of the Payee and the City and County of San Francisco (the “City”), any “Additional Payments” (as defined in the Mission Bay South Financing Plan attached as Attachment E (the “Financing Plan”) to the Mission Bay South Owner Participation Agreement dated as of November 16, 1998, between Catellus Development Corporation, a Delaware corporation, and the Payee, as the same has or may be amended pursuant to its terms (the “South OPA”)) attributable to the real property in the South Plan Area owned by the Promisor, with no interest other than as specified below. Unless otherwise defined in this Note, all capitalized terms shall have the meanings given them in the South OPA.
The Additional Payments shall be due and payable within thirty (30) days after written demand therefor from the Payee to the Promisor. In no event shall the Payee be entitled to demand payment more than sixty (60) days before any debt service payment is then due and payable on the applicable Tax Allocation Debt.
If any payment obligation under this Note is not paid when due, the Promisor shall promptly pay all costs, including, without limitation, collection charges and Attorneys’ Fees and Costs (as defined below), incurred by the Payee in connection with the enforcement of its rights under this Note, whether or not suit is filed (collectively, the “Reimbursement Amount”), and the Promisor hereby waives to the fullest extent permitted by law all right to plead any statute of limitations as a defense to any action hereunder. The past due payment obligation and the Reimbursement Amount shall be accompanied by interest on such amounts at the rate of the lesser of ten percent (10%) per annum or the maximum rate permitted by law, from the date due through and including the date of payment of such amounts (calculated on the basis of a 365-day year for the actual number of days elapsed).
All payments on this Note shall be applied first to accrued interest then due, if any, and the balance shall be applied to principal.
If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.
All payments of principal and interest on this Note shall be paid in lawful currency of the United States of America and in immediately available funds, including certified check and wire transfer of funds. The Promisor hereby waives presentment for payment, diligence, demand, protest and notice of protest for non-payment of this Note.
No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by the Payee of this Note shall in any way affect the liability of the Promisor. All rights and remedies of the Payee under this Note are cumulative and may be exercised independently or consecutively at the Payee’s option. The rights and remedies provided under this Note are in addition to any rights or remedies provided under the South OPA or any agreements contemplated thereby.
Promisor agrees to indemnify, defend and hold the Payee and the City and their respective officers, directors, commissioners, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, Attorneys’ Fees and Costs as hereinafter defined) arising in connection with any investigative, administrative or judicial proceeding, that may be imposed on, incurred by or asserted against such Indemnified Party, in any manner relating to or arising out of or in connection with the payment or enforcement of this Note (collectively, the “Indemnified Liabilities”). Notwithstanding the foregoing, Indemnified Liabilities shall not include (a) liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses and disbursements to the extent caused by or resulting from the willful misconduct or negligence of such Indemnified Party, including, without limitation, a willful breach of any obligations of the City under the Tax Allocation Agreement or the Payee under the Financing Plan or (b) consequential damages arising from any actual losses related to an indemnified claim. Promisor shall defend the Indemnified Parties against any claims that are actually or potentially within the scope of the indemnity provisions of this instrument, even if such claims may be groundless, fraudulent or false.
“Attorney’s Fees and Costs” means any and all attorneys’ fees, costs, expenses and disbursements, including, but not limited to: expert witness fees and costs, travel time and associated costs; transcript preparation fees and costs; document copying expenses; exhibit preparation costs; carrier expenses and postage and communications expenses; such amount as a court or other decision maker may adjudge to be reasonable attorneys’ fees for the services rendered to the prevailing party in such action or proceeding; fees and costs associated with execution upon any judgment or order; and costs on appeal and any collection efforts. For purposes of this Note, the reasonable fees of attorneys and any in-house counsel for the City, the Payee and the Promisor shall be based on the fees regularly charged by private attorneys with the equivalent number of years of professional experience in the subject matter area of the law for which the City’s, the Payee’s or the Promisor’s in-house counsel’s services were rendered who practice in the City of San Francisco in law firms with approximately the same number of attorneys as employed by the City or the Payee or, in the case of the Promisor, as employed by outside counsel for the Promisor.
The Indemnified Parties agree to give prompt notice to the Promisor with respect to any suit or claim initiated or threatened against the Indemnified Parties, at the address for notices to the Promisor set forth below and in the manner set forth in Section 19.2 of the South OPA, and in no event later than the earlier of (a) ten (10) days after valid service of process as to any suit or (b) fifteen (15) days after receiving written notification of the filing of such suit or the assertion of such claim, which the Indemnified Party has reason to believe is likely to give rise to a claim for indemnity hereunder. If prompt notice is not given to the Promisor, then the Promisor’s liability hereunder shall terminate as to the matter for which such notice is not given, provided that failure to notify the Promisor shall not prejudice the rights of the Indemnified Party hereunder unless the Promisor is prejudiced by such failure, and then only to the extent of such prejudice. The Promisor shall, at its option but subject to the reasonable consent and approval of the Indemnified Party, be entitled to control the defense, compromise or settlement of any such matter through counsel of the Promisor’s own choice; provided, however, that in all cases the Indemnified Party shall be entitled to participate in such defense, compromise, or settlement at its own expense. If the Promisor shall fail, however, in the Indemnified Party’s reasonable judgment, within a reasonable time following notice from the Indemnified Party alleging such failure, to take reasonable and appropriate action to defend, compromise or settle such suit or claim, the Indemnified Party shall have the right promptly to hire counsel at the Promisor’s sole expense to carry out such defense, compromise or settlement, which expense shall be immediately due and payable to the Indemnified Party upon receipt by the Promisor of a properly detailed invoice therefor. The indemnities set forth above shall survive any termination of the Financing Plan as to matters that arise during the term hereof.
This Note is not secured by any real property or interests therein.
Any failure of the Payee to exercise any rights under this Note shall not constitute a waiver of the right to the later exercise thereof.
This Note may not by changed, amended or modified orally, and may only be amended or modified by an instrument in writing which by its express terms refers to this Note and is duly executed by the Promisor and accepted in writing by the Payee.
Notice may be given to the Payee at the address for such party and in the manner set forth in Section 19.2 of the South OPA, and to the Promisor at the address for notice to the Promisor set forth below and in the manner set forth in Section 19.2 of the South OPA.
This Note shall be governed by and construed in accordance with the laws of the State of California.
Time is of the essence with respect to each and every term and provision of this Note.
The terms of this Note shall bind the Promisor and inure to the benefit of the Payee and the City and their respective successors and assigns.
This Note shall terminate and be of no further force or effect, upon (a) the Transfer of any property in the South Plan Area to a Transferee for which this Note is not required under the South OPA, including the Financing Plan, provided such obligations shall be relieved only as to the property so Transferred, or (b) the latest of (i) payment in full of this Note together with any and all other amounts payable by Promisor under this Note (including any Reimbursement Amounts), (ii) payment for all Infrastructure under the terms of the Financing Plan, and (iii) payment in full of the Tax Allocation Debt; provided, however, any obligations that Promisor has under this Note that arose and were not satisfied before such date shall survive any such termination. Nothing herein shall limit Promisor’s obligation to execute and deliver a Tax Allocation Bond Guaranty for certain Additional Payments if the same is required under the South OPA, including the Financing Plan, upon a Transfer of any portion of the South Plan Area to a Non-Qualified Transferee.
Duly authorized and executed as of the date first above written.
Promisor:

,
a

By:
Print Name:
Print Title:

Notice Address:

[to be provided]

EXHIBIT M-2
ASSIGNMENT AND ASSUMPTION OF AGREEMENT REGARDING SUCCESSOR
PROJECT LABOR AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT REGARDING SUCCESSOR PROJECT LABOR AGREEMENT (this “Assignment”), made as of ______________, 2018, by and between HINES GLOBAL REIT 550 TERRY FRANCOIS LP, a Delaware limited partnership (“Assignor”) and _________________ (“Assignee”).
WITNESSETH:
WHEREAS, Assignor and Assignee have entered into that certain ________________________, dated as of ___________, 2018 (collectively, the “Agreement”), for the purchase and sale of certain real property (the “Property”) known as 550 Terry Francois Boulevard in San Francisco, California.
WHEREAS, this Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor’s right, title and interest in and to the agreement (the “Subject Agreement”) more particularly described on Exhibit A attached hereto.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Assignment of Agreement. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Subject Agreement and all of the right, title, estate, interest, benefits and privileges of Assignor thereunder, and Assignee hereby accepts such assignment.
2.    Assumption of Obligations. By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Subject Agreement. Said assumption shall have application only to those obligations under the Agreement that relate to the period, and accrue and first arise, on or after the date of this Assignment.
3.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.
4.    Further Assurances. Upon the request of any of the other parties to the Subject Agreement or the Council (as defined in the Agreement), Assignee will enter into an agreement substantially in the form of the Agreement.
5.    Attorneys’ Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.
6.    Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of California.
7.    Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.
[Signatures on Next Page]
IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.
ASSIGNOR:

HINES GLOBAL REIT 550 TERRY
FRANCOIS LP, a Delaware limited partnership

By:    HINES GLOBAL REIT 550 TERRY FRANCOIS
GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title

ASSIGNEE:

By:
Name:
Title

EXHIBIT A
DESCRIPTION AGREEMENT
Agreement Regarding Successor Project Labor Agreement dated as of November 10, 2005 between Mission Bay S26a/S28, LLC and Catellus Operating Limited Partnership, on the one hand, and GLL Terry Francois Blvd., LLC, on the other.

EXHIBIT M-3
ASSIGNMENT AND ASSUMPTION OF TAX PAYMENT AGREEMENT

RECORDING REQUESTED BY:
AND WHEN RECORDED MAIL TO:

ASSIGNMENT AND ASSUMPTION OF TAX PAYMENT AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION OF TAX PAYMENT (this “Assignment”), made as of _____________, 2018, by and between HINES GLOBAL REIT 550 TERRY FRANCOIS LP, a Delaware limited partnership (“Assignor”), and _________________ (“Assignee”).
W I T N E S E T H:
WHEREAS, Assignor and Assignee have entered into that certain __________________________, dated as of ________________, 2018 (the “Agreement”), for the purchase and sale of certain real property (the “Property”) more particularly described in Exhibit A to the Agreement.
WHEREAS, this Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor’s right, title and interest in and to, and having Assignee assume all of Assignor’s obligations under, that certain Tax Payment Agreement dated as of November 10, 2005 between FOCIL-MB, LLC (“FOCIL”) and 550 Terry Francois Blvd., L.L.C., a Delaware limited liability company (“Original Party”), and recorded in the Official Records of the City and County of San Francisco, California on November 14, 2005 as Document No. 20051070743, as assigned by Original Party to Assignor by Assignment and Assumption of Tax Payment Agreement recorded in such Official Records on November 30, 2009 as Document No. 2009-1879303-00 (the “Tax Payment Agreement”).
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Assignment of Agreement. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Tax Payment Agreement and all of the right, title, estate, interest, benefits and privileges of Assignor thereunder, and Assignee hereby accepts such assignment.
2.    Assumption of Obligations. By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Tax Payment Agreement. Said assumption shall have application only to those obligations under the Tax Payment Agreement to that relate to the period, and accrue and first arise, on or after the date of this Assignment.
3.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.
4.    Attorneys’ Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.
5.    Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of California.
6.    Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.
[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.
ASSIGNOR:

HINES GLOBAL REIT 550 TERRY
FRANCOIS LP, a Delaware limited partnership

By:    HINES GLOBAL REIT 550 TERRY FRANCOIS
GP LLC, a Delaware limited liability company,
its general partner

By:
Name:
Title:

ASSIGNEE:

________________________________________,
a _______________________________________

By:______________________________________
Name:____________________________________
Title:_____________________________________

RELEASE OF ASSIGNOR
The undersigned, the named and current beneficiary of the Agreement that is the subject of the foregoing Assignment, hereby releases and forever discharges Assignor from any and all obligations of the “Owner” under the Tax Payment Agreement.
FOCIL:

FOCIL-MB, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT M-4
TAX ALLOCATION DEBT PROMISSORY NOTE
San Francisco, California
Date: ______________, 2018

FOR VALUE RECEIVED, the undersigned, ____________________________, a _____________________ (the “Promisor”), promises to pay, on demand, to the order of the SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO (the “Payee”), at 770 Golden Gate Avenue, San Francisco, California 94102, Attention: Director of Finance (or such other place or to such other party as the Payee may from time to time designate in writing), for the benefit of the Payee and the City and County of San Francisco (the “City”), any “Additional Payments” (as defined in the Mission Bay South Financing Plan attached as Attachment E (the “Financing Plan”) to the Mission Bay South Owner Participation Agreement dated as of November 16, 1998, between Catellus Development Corporation, a Delaware corporation, and the Payee, as the same has or may be amended pursuant to its terms (the “South OPA”)) attributable to the real property in the South Plan Area owned by the Promisor, with no interest other than as specified below. Unless otherwise defined in this Note, all capitalized terms shall have the meanings given them in the South OPA.
The Additional Payments shall be due and payable within thirty (30) days after written demand therefor from the Payee to the Promisor. In no event shall the Payee be entitled to demand payment more than sixty (60) days before any debt service payment is then due and payable on the applicable Tax Allocation Debt.
If any payment obligation under this Note is not paid when due, the Promisor shall promptly pay all costs, including, without limitation, collection charges and Attorneys’ Fees and Costs (as defined below), incurred by the Payee in connection with the enforcement of its rights under this Note, whether or not suit is filed (collectively, the “Reimbursement Amount”), and the Promisor hereby waives to the fullest extent permitted by law all right to plead any statute of limitations as a defense to any action hereunder. The past due payment obligation and the Reimbursement Amount shall be accompanied by interest on such amounts at the rate of the lesser of ten percent (10%) per annum or the maximum rate permitted by law, from the date due through and including the date of payment of such amounts (calculated on the basis of a 365-day year for the actual number of days elapsed).
All payments on this Note shall be applied first to accrued interest then due, if any, and the balance shall be applied to principal.
If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.
All payments of principal and interest on this Note shall be paid in lawful currency of the United States of America and in immediately available funds, including certified check and wire transfer of funds. The Promisor hereby waives presentment for payment, diligence, demand, protest and notice of protest for non-payment of this Note.
No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by the Payee of this Note shall in any way affect the liability of the Promisor. All rights and remedies of the Payee under this Note are cumulative and may be exercised independently or consecutively at the Payee’s option. The rights and remedies provided under this Note are in addition to any rights or remedies provided under the South OPA or any agreements contemplated thereby.
Promisor agrees to indemnify, defend and hold the Payee and the City and their respective officers, directors, commissioners, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, Attorneys’ Fees and Costs as hereinafter defined) arising in connection with any investigative, administrative or judicial proceeding, that may be imposed on, incurred by or asserted against such Indemnified Party, in any manner relating to or arising out of or in connection with the payment or enforcement of this Note (collectively, the “Indemnified Liabilities”). Notwithstanding the foregoing, Indemnified Liabilities shall not include (a) liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses and disbursements to the extent caused by or resulting from the willful misconduct or negligence of such Indemnified Party, including, without limitation, a willful breach of any obligations of the City under the Tax Allocation Agreement or the Payee under the Financing Plan or (b) consequential damages arising from any actual losses related to an indemnified claim. Promisor shall defend the Indemnified Parties against any claims that are actually or potentially within the scope of the indemnity provisions of this instrument, even if such claims may be groundless, fraudulent or false.
“Attorney’s Fees and Costs” means any and all attorneys’ fees, costs, expenses and disbursements, including, but not limited to: expert witness fees and costs, travel time and associated costs; transcript preparation fees and costs; document copying expenses; exhibit preparation costs; carrier expenses and postage and communications expenses; such amount as a court or other decision maker may adjudge to be reasonable attorneys’ fees for the services rendered to the prevailing party in such action or proceeding; fees and costs associated with execution upon any judgment or order; and costs on appeal and any collection efforts. For purposes of this Note, the reasonable fees of attorneys and any in-house counsel for the City, the Payee and the Promisor shall be based on the fees regularly charged by private attorneys with the equivalent number of years of professional experience in the subject matter area of the law for which the City’s, the Payee’s or the Promisor’s in-house counsel’s services were rendered who practice in the City of San Francisco in law firms with approximately the same number of attorneys as employed by the City or the Payee or, in the case of the Promisor, as employed by outside counsel for the Promisor.
The Indemnified Parties agree to give prompt notice to the Promisor with respect to any suit or claim initiated or threatened against the Indemnified Parties, at the address for notices to the Promisor set forth below and in the manner set forth in Section 19.2 of the South OPA, and in no event later than the earlier of (a) ten (10) days after valid service of process as to any suit or (b) fifteen (15) days after receiving written notification of the filing of such suit or the assertion of such claim, which the Indemnified Party has reason to believe is likely to give rise to a claim for indemnity hereunder. If prompt notice is not given to the Promisor, then the Promisor’s liability hereunder shall terminate as to the matter for which such notice is not given, provided that failure to notify the Promisor shall not prejudice the rights of the Indemnified Party hereunder unless the Promisor is prejudiced by such failure, and then only to the extent of such prejudice. The Promisor shall, at its option but subject to the reasonable consent and approval of the Indemnified Party, be entitled to control the defense, compromise or settlement of any such matter through counsel of the Promisor’s own choice; provided, however, that in all cases the Indemnified Party shall be entitled to participate in such defense, compromise, or settlement at its own expense. If’ the Promisor shall fail, however, in the Indemnified Party’s reasonable judgment, within a reasonable time following notice from the Indemnified Party alleging such failure, to take reasonable and appropriate action to defend, compromise or settle such suit or claim, the Indemnified Party shall have the right promptly to hire counsel at the Promisor’s sole expense to carry out such defense, compromise or settlement, which expense shall be immediately due and payable to the Indemnified Party upon receipt by the Promisor of a properly detailed invoice therefor. The indemnities set forth above shall survive any termination of the Financing Plan as to matters that arise during the term hereof.
This Note is not secured by any real property or interests therein.
Any failure of the Payee to exercise any rights under this Note shall not constitute a waiver of the right to the later exercise thereof.
This Note may not by changed, amended or modified orally, and may only be amended or modified by an instrument in writing which by its express terms refers to this Note and is duly executed by the Promisor and accepted in writing by the Payee.
Notice may be given to the Payee at the address for such party and in the manner set forth in Section 19.2 of the South OPA, and to the Promisor at the address for notice to the Promisor set forth below and in the manner set forth in Section 19.2 of the South OPA.
This Note shall be governed by and construed in accordance with the laws of the State of California.
Time is of the essence with respect to each and every term and provision of this Note.
The terms of this Note shall bind the Promisor and inure to the benefit of the Payee and the City and their respective successors and assigns.
This Note shall terminate and be of no further force or effect, upon (a) the Transfer of any property in the South Plan Area to a Transferee for which this Note is not required under the South OPA, including the Financing Plan, provided such obligations shall be relieved only as to the property so Transferred, or (b) the latest of (i) payment in full of this Note together with any and all other amounts payable by Promisor under this Note (including any Reimbursement Amounts), (ii) payment for all Infrastructure under the terms of the Financing Plan, and (iii) payment in full of the Tax Allocation Debt; provided, however, any obligations that Promisor has under this Note that arose and were not satisfied before such date shall survive any such termination. Nothing herein shall limit Promisor’s obligation to execute and deliver a Tax Allocation Bond Guaranty for certain Additional Payments if the same is required under the South OPA, including the Financing Plan, upon a Transfer of any portion of the South Plan Area to a Non-Qualified Transferee.
Duly authorized and executed as of the date first above written.
Promisor:

By:
Name:
Title:

Notice Address:

Attn:

State of California
County of ___________
On ___________________ before me, (here insert name and title of the officer), personally appeared ______________________________________________________________________ ___________________________________________________________________________________________________________________________________________________________who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature /s/                         (Seal)

EXHIBIT N
DEVELOPMENT ENTITLEMENTS
1.    The Mission Bay South Redevelopment Plan adopted on November 2, 1998 by the San Francisco Board of Supervisors by Ordinance No. 335-98, as the same may be amended from time to time.
2.    The Mission Bay South Design for Development adopted on September 17, 1998 by the San Francisco Redevelopment Agency Commission by Resolution No. 191-98, as the same may be amended from time to time (including, but not limited to, the amendment adopted on March 16, 2004, by the San Francisco Redevelopment Agency Commission by Resolution No. 34-2004 permitting up to 2 parking spaces for each 1,000 square feet of gross floor area for up to 1,734,000 square feet of gross floor area of life sciences, biotechnology, biomedical, or similar research facility uses).
3.    The Mission Bay Subdivision Ordinance adopted on October 26, 1998 by the San Francisco Board of Supervisors by Ordinance No. 329-98.
4.    The Mission Bay Subdivision Regulations adopted by the Department of Public Works on November 18, 1998, as the same may be amended from time to time.
5.    The Mission Bay South Owner Participation Agreement authorized by the San Francisco Redevelopment Agency on September 17, 1998 by Resolution No. 193-98 and dated November 16, 1998, by and between the San Francisco Redevelopment Agency and Catellus Development Corporation, as amended by that that certain First Amendment to Mission Bay South Owner Participation Agreement authorized by the San Francisco Redevelopment Agency on February 17, 2004 by Resolution No. 23-2004 and that certain Second Amendment to Mission Bay South Owner Participation Agreement authorized by the San Francisco Redevelopment Agency on November 1, 2005 by Resolution No. 177-2005, including all Attachments thereto, as the same may be amended from time to time.
6.    The Final Mission Bay Subsequent Environmental Impact Report certified on September 17, 1998.
7.    Mission Bay South Plan Area Streetscape Master Plan dated December 15, 1999 as approved by the San Francisco Redevelopment Agency Commission by Resolution No. 06-2000, as the same may be amended from time to time.
8.    Signage Master Plan Application dated June 27, 2000 as approved by the San Francisco Redevelopment Agency Commission by Resolution No. 101-2000, as the same may be amended from time to time.
9.    Blocks 26-28 Major Phase Application authorized by the San Francisco Redevelopment Agency Commission on March 21, 2000, by Resolution No. 41-2000, as the same may be amended from time to time.
10.    The Risk Management Plan dated May 11, 1999 for the Mission Bay Area, San Francisco, California, approved on May 12, 1999 by the State of California Regional Water Quality Control Board for the San Francisco Bay Region, as the same may be amended from time to time.
11.    The Covenant and Environmental Restriction on Property by Catellus Development Corporation made for the benefit of the California Regional Water Quality Control Board for the San Francisco Bay Region dated February 23, 2000, and recorded in the official records of the City and County of San Francisco as Document No. 2000-G748552.
12.    Tentative Subdivision Map (MB-3 for Mission Bay Planning Blocks S-26 thru S-28), conditionally approved on November 15, 2000 (which amended and restated the conditional approval on October 20, 2000).
13.    That certain map entitled “PARCEL MAP PLANNED DEVELOPMENT MISSION BAY, BEING PHASE 1 OF A SUBDIVISION OF LOT 1 OF ASSESSOR'S BLOCK 8721 AS SHOWN ON THAT CERTAIN MAP ENTITLED 'MAP OF MISSION BAY' RECORDED ON JULY 19, 1999 IN BOOK Z OF MAPS AT PAGES 97-119 IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA”, recorded December 7, 2000, in Book 44 of Parcel Maps, at Pages 151-155, City and County of San Francisco Records, as corrected by that certain “Certificate of Correction” recorded December 23, 2002, in Reel I289, Image 324, Series No. 2002-H319808-00, in the Office of the Recorder of the City and County of San Francisco, State of California.
14.    Transportation Management Association Strategic Plan and Organizational Structure dated May 5, 1999, as the same may be amended from time to time.
15.    Approvals by the San Francisco Redevelopment Agency of basic concept design plans, schematic design plans, design development documents, and/or final construction documents for the improvements constructed on the Property.
16.    Project authorizations from the Planning Commission (pursuant to Sections 320-325 of the San Francisco Planning Code) (i.e., a Prop M allocation) approving “office developments” on the Property.
17.    Final Map filed January 25, 2001 in Book Z of Maps at Pages 154 to 168, inclusive, in the Recorder of the City and County of San Francisco, California.